AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2010
File No. 333-160730

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
100 F. Street NE
WASHINGTON, D.C., 20549

AMENDMENT NO.   4
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAME PLAN HOLDINGS, INC.
(Exact name of Registrants specified in its charter)

Nevada	7371	20-0209899
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1712 Ravanusa Drive
Henderson, NV 89052
(702) 951-1385
(Address, including zip code, and telephone number, including area code, registrants principal executive offices)

Copies to:
Lawrence Horwitz, Esq.
Horwitz & Cron , LP
Four Venture, Suite 390
Irvine, CA 92618
(949) 450-4942

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,100,000	$0.50	$2,050,000	$114.39

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

_______________
1 The proposed maximum offering price per share was arbitrarily determined by the Directors of the Registrant.
2 The amount of the registration fee was estimated for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

EXPLANATORY NOTE

We received a comment letter from the Securities and Exchange Commission (“SEC”) dated August 5 , 2010.  This Amendment No. 4 to the Form S-1 Registration Statement is being filed to amend the Registration Statement pursuant to such suggestions made by the SEC.

SUBJECT TO COMPLETION, Dated August 25 , 2010

PROSPECTUS
Game Plan Holdings, Inc.
4,100,000
  SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this selling shareholder’s prospectus (the “Prospectus”) are offering up to 4,100,000 shares of common stock offered through this Prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.50 per share.  We will use our best efforts to maintain the effectiveness of the resale Registration Statement (the “Registration Statement”) from the effective date through and until all securities registered under the Registration Statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.50	None	$0.50
Total	$2,050,000	None	$2,050,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" Commencing on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  The Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is:  August 25 , 2010

i

SUMMARY

Game Plan Holdings, Inc.

Game Plan Holdings, Inc., a Nevada corporation, doing business as Hazzsports.com and Totalscout.com (the “Company”), owns and operates two internet sites, www.hazzsports.com (“Hazzsports.com”) and www.totalscout.com (“Totalscout.com”).  We maintain approximately 1,000 square feet at 1712 Ravanusa Drive in Henderson, Nevada as our executive office space. Our website servers and software development activities are conducted by third party vendors off-site.  Hazzsports.com is an online social networking website offering an interactive resource for sports enthusiasts.  This online community provides a site for athletes, sports fans, coaches and friends to network socially and professionally with each other.

In addition, the Company owns and operates Totalscout.com, which provides college baseball coaches an easier and more efficient way to create and request scouting reports on opposing teams.  We have developed an online standardized reporting tool that has proven to significantly reduce the time and effort spent on scouting reports. Presently most scouting reports are generated manually, with little standardization or  electronic assistance.  The tool accessible at Totalscout.com has preloaded every college baseball player and every possible scouting attribute into an online database. This database then generates an online standard report,  providing a readily recognizable and accessible scouting report.  Our customers tell us that prior to Totalscout.com, scouting reports took an average 4 hours to complete and now on Totalscout.com they take an average of 30 minutes to complete

We have a limited operating history, thus there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance in evaluating our business prospects or the merits of investing in the Company.  We compete against several competitors, many of which are larger and have greater financial resources and better access to capital markets than us. We compete via a diverse range of applications which is offered to our customers through Hazzsports.com and Totalscout.com.

Since we are in the early stage of our business plan, we have earned minimal revenues . As of June 30 , 2010, we had $ 159,137 in cash on hand on hand and $ 2,967 in total current liabilities. Accordingly, our working capital position as of June 30 , 2010 was $ 304,778 .  Since inception through June 30 , 2010, we have incurred a net loss of $ 491,248 .  We attribute our net loss to our having minimal revenues to offset our expenses and the professional fees related to the creation and operation of the websites.

Our fiscal year end is December 31.

We were incorporated on March 25, 1999 under the laws of the state of Nevada.  Our principal offices are located at 1712 Ravanusa Drive, Henderson, NV 89052. Our resident agent is Karis Corporation located at 112 N. Curry Street, Carson City, NV 89703.  Our phone number is (702) 951-1385.

Unless otherwise noted, references to “Game Plan,” “GPH,” the “Company,” “GP,” “we,” “our” or “us” means Game Plan Holdings, Inc., a Nevada corporation.

THE OFFERING

Securities Being Offered:	Up to 4,100,000 shares of our common stock.

Offering Price and Alternative Plan of Distribution:
The offering price of the common stock is $0.50 per share.  We intend to apply to the Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None

Securities Issued and to be Issued:
As of the date of this Prospectus, 14,100,000 shares of our common stock are issued and outstanding.  All of the common stock to be sold under this Prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Data	As of June 30, 2010 (Unaudited)	As of December 31, 2009 (Audited)	As of December 31, 2008 (Audited)
Cash	$159,137	$142,534	$207,921
Liabilities	$2,967	$4,845	$4,824
Stockholder’s Equity	$319,108	$494,880	$545,535

Statement of Operations
Revenue	$0	$6,608	$0
Net Loss for Reporting Period	$89,540	$162,743	$162,631

RISK FACTORS

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the common stock could decline.

Risks Related to Our Business

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of June 30 , 2010, we had cash and negotiable securities in the amount of $ 303,643 .  We currently have begun operations and we have only nominal gross revenues. We will require additional financing to sustain our business operations if we are not successful in earning significant revenues.

We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the continuing response to advertising and our ability to increase our penetration of the social networking marketplace.

BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND OUR CONTINUING GROWTH, OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred a net loss of $ 491,248  for the period from inception (March 25, 1999) to June 30 , 2010, and have limited revenue.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from advertisers and membership fees. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

The operation of the Company, social networking, constitutes a new venture. As a result, we have limited financial information on which you can evaluate our prior performance.  We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our business objectives.  It is also uncertain that Hazzsports.com or Totalscout.com will attract athletes or coaches to its website which will in turn lower the potential for advertising revenues.

We have just begun the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We have been involved primarily in organizational activities which has included the launch of Hazzsports.com and Totalscout.com.  We have earned minimal revenues as of the date of this Prospectus, and thus face a high risk of business failure.

OPERATING DEFICITS

The expenses of our operations, which will include the further development of both of our websites, will exceed our revenues for the foreseeable future. This will require that these deficits be financed through our operations and our previous and future capital raises.  In the event we are unable to achieve operating revenues to achieve our objectives and we are unable to obtain additional outside capital, we may be forced to curtail or terminate operations.

Revenues and results of operations are difficult to predict and depend on a variety of factors.  They depend, in part, upon the commercial success of our websites .  Thus, our revenues and results of operations may fluctuate significantly.

WE EXPECT TO FACE INCREASING COMPETITION THAT COULD RESULT IN A LOSS OF USERS AND REDUCED REVENUES OR DECREASED PROFITS.

The market for our websites  is competitive, and we expect competition to significantly increase in the future.  We maintain two separate websites, which focus upon two very different market segments.

Hazzsports.com is an online social networking website offering an interactive resource for sports enthusiasts.  This online community provides a free area on the web for athletes, sports fans, coaches and friends to network socially and professionally with each other.   It further provides a location on the internet for college coaches and high school athletes to connect and interact.  Our competitors with the Hazzsports.com website include websites focused upon young athletes and team sports, such as www.berecruited.com and www.sportsvite.com.

Berecruited.com provides an online network connecting high school athletes and college coaches.  According to their recent press releases, Berecruited.com was founded in 2009 by a former collegiate athlete. It claims to be the largest online resource assisting high school athletes in identifying potential college athletic programs which maybe interested in them.  While Berecruited.com is a private company, and as a result there is little public information available regarding its financial status, it would appear that Berecruited.com is an early stage venture similar to our company.   Berecruited.com appears to focus exclusively upon high school athlete recruitment and while this is one area in which Hazzsports.com provides an electronic community, it is not the exclusive focus of Hazzsports.com.

Sportsvite.com promotes itself as a tool for organizing sports teams and related events such as practices and games. Sportsvite.com is owned by a private company by the name of  212Media, Inc. focused upon launching portfolio companies across sports social media, on-demand programming and publishing. These companies include Saavn, a movie production and distribution company specializing in Bollywood (films made in India), Snakblox, an online gaming and sports content website and Speakaboos, a website providing content and activities for small children.  Because Sportsvite.com is a private company it is difficult to gauge its financial status, but its multiple websites would appear to have a competitive advantage over our Hazzsports.com website in that they provide complementary content and traffic between the various websites.

Berecruited.com and Sportsvite.com demonstrate that the barriers to entry for potential competitors of Hazzsports.com are not substantial.   We anticipate that a number of other software developers will launch websites which compete directly or indirectly with Hazzsports.com. While our approach is to provide a broad electronic community for sports and athletic enthusiasts, we do anticipate that other better financed companies will launch websites competitive with Hazzsports.com and if our management does not continue to provide desirable content and services to this community, our business operations maybe severely adversely effected.

Totalscout.com caters to a very different marketplace relative to Hazzsports.com. Totalscout.com is an online tool utilized exclusively by collegiate coaching staffs to standardize and electronically organize the process of generating scouting reports and then sharing them with other teams.  We have initially launched this only among college baseball teams, but anticipate expanding this to collegiate softball teams in Fall, 2010.  If successful we will continue to examine opportunities in other sports.  We have been unable to identify a company providing services identical to Totalscout.com, however companies such as www.perfectgame.org and www.rivals.com compete with certain aspects of Totalscout.com’s business plan.

Perfectgame.org provides a subscription based service, over the internet, providing scouting reports on high school prospects that may be of interest to college coaches.  These scouting reports are generated primarily at showcase tournaments organized by Perfectgame.org.   While Perfectgame.org does not provide an electronic tool similar to the process deployed at Totalscout.com, Perfect game is an example of a website providing a scouting service, utilized by college coaches, for which college coaches pay a subscription fee. We believe that sites such as Perfectgame.org will eventually be viewed by the marketplace as a useful place for collegiate coaches and their staffs to gather and review information.   Perfectgame.org is owned by Perfect Game USA, Inc. a well established private company with scouting operations throughout the United States.  Perfectgame.org’s market placement and extensive presence throughout the United States suggests that its resources and experience are superior to our early stage internet deployment and that as a result, if Perfectgame.org were to create tools competitive with Totalscout.com, this would create a serious competitor in the marketplace.

Rivals.com provides a broad content driven website providing team specific college sports coverage.  Its annual rankings of college recruiting classes are frequently quoted by major media outlets throughout the United States.  In July, 2007 Rivals.com was acquired by Yahoo!.  Rivals constitutes a well financed competitor to Totalscout.com by providing team specific information which may be of interest to collegiate coaching and scouting staffs.  Its ability to drive traffic, secure advertising revenue and finance its operations are far superior to our own financial and technical resources.

We will compete for advertising revenues with social networking Websites , online direct marketing businesses, content providers, large Web publishers, Web search engine companies, content aggregation companies, major Internet service providers and various other companies that facilitate Internet advertising. We will also compete with traditional offline advertising media, such as radio, television and print advertising, because most companies currently spend only a small portion of their advertising budgets on Internet-based advertising. Internet advertising techniques are evolving, and if our technology does not keep up with the needs of advertisers, we will not be able to compete effectively. If we fail to persuade companies to advertise on our Website , our revenues will be adversely affected.

Some of our competitors have longer operating histories, greater name and brand recognition, larger customer bases, significantly greater financial, technical, sales and marketing resources, and engage in more extensive research and development than we do. Some of our competitors also have lower customer acquisition costs than we do and offer a wider variety of services and more sophisticated or compelling features than ours. If our competitors are more successful than we are in attracting users, our ability to maintain a large and growing user base will be adversely affected. Some of our social networking competitors have more compelling websites with more extensive user generated content. If our social networking services are not as compelling and we do not stay current with evolving consumer trends, we may not succeed in maintaining or increasing our membership base. If our competitors provide similar services for free, we may not be able to charge for any of our services. Competition could have a material adverse affect on our advertising revenues from our social networking and photo event services. More intense competition could also require us to increase our marketing expenditures. As a result of competition, our revenues and profitability could be adversely affected.

FAILURE TO INCREASE OR MAINTAIN THE NUMBER OF FREE MEMBERS FOR OUR SOCIAL NETWORKING SERVICES WOULD CAUSE OUR BUSINESS AND FINANCIAL RESULTS TO SUFFER.

The success of our social networking websites depends upon our ability to increase or maintain our base of free members.  However, in the future we will generate paying subscribers and advertising revenues as a result of our members. Our ability to increase our base of members is dependent upon attracting users to Hazzsports.com and Totalscout.com. From time to time, we will experience decreases in the number of new free member registrations, and we may not be able to increase or maintain the level of new free member registrations. Failure to increase or maintain our base of free members could have a material adverse effect on our business and on our ability to implement our strategies.

IF OUR SOCIAL NETWORKING MEMBERS DO NOT INTERACT ON HAZZSPORTS.COM, OUR BUSINESS AND FINANCIAL RESULTS WILL SUFFER.

Our success is dependent upon our social networking members interacting on our social networking websites. Currently, the network effect on Hazzsports.com is limited, and the vast majority of our member activity is within the high school community, family and friends.  Only a limited number of our social networking members post information about themselves, view other members' profiles or participate in the other features on Hazzsports.com. If we are unable to encourage our members to interact more frequently and to provide user generated content, our ability to attract new users and attract advertisers will be adversely affected. As a result, our business and financial results will suffer, and we will not be able to grow our business as planned.

COACHING PROFESSIONALS MAY ELECT TO NOT UTILIZE TOTALSCOUT.COM, PREFERRING TO CONTINUE USING THE MANUAL SYSTEMS PRESENLTY USED.

Totalscout.com is a new tool which college coaches may use to scout their opposition in advance of games.  In the past, college baseball coaches have typically utilized word of mouth and informal reports, generated by other teams, to provide scouting information. Totalscout.com not only formalizes this process by including specific information useful to team coaches, but then allows it to be freely accessible and exchanged over the internet.  While we believe that coaches will pay fees for access to the Totalscout .com tool and data base, there is no assurance that coaches will accept this new way of scouting opposing teams.

WE MAY BE UNABLE TO INCREASE OR MAINTAIN OUR ADVERTISING REVENUES, WHICH COULD REDUCE OUR PROFITS.

While there is no assurance , we intend to pursue advertising revenues from the sale of display advertisements on our websites. Our ability to attract or maintain advertising revenue from each of these potential sources is largely dependent upon the number of members actively using our services and the traffic generated on our websites. We may have to increase user engagement with our services in order to increase our advertising revenues. In addition, Internet advertising techniques are evolving, and if our technology and advertisement serving techniques do not evolve to meet the needs of advertisers, our advertising revenue would decline. Changes in our business model could also cause a decrease in our advertising revenue. From time to time we may undertake initiatives that we believe will increase our advertising revenues but may result instead in decreased advertising revenues. In addition, our advertising revenue may fluctuate, and may fluctuate in the future, due to changes in the online advertising market, including extreme fluctuations in online advertising spending patterns and advertising rates. In addition, Internet advertisements are reportedly becoming a means to distribute viruses over the Internet. If this practice becomes more prevalent, it could result in consumers becoming less inclined to click through online advertisements, which could adversely affect the demand for Internet advertising. We do not have any long-term agreements with advertisers. However, once such relationships are established with our future advertisers, any termination, change or decrease in our advertising relationships could have a material adverse affect on our revenues and profitability. If we do initiate, maintain in the future or increase advertising revenues, our business, results of operations and financial conditions will be materially adversely affected.   There is no assurance that our business model will ever attract any advertising or that if advertises initially place advertisements on our website, that such advertisers will achieve the results they expect from advertising expenditures.

OUR BUSINESS COULD BE SHUT DOWN OR SEVERELY IMPACTED BY A CATASTROPHIC EVENT.

Our computer equipment and the telecommunications infrastructure of our third-party network providers are vulnerable to damage from fires, earthquakes, floods, power loss, telecommunications failures, terrorism and similar events. Despite our implementation of network security measures, our servers are also vulnerable to computer viruses, worms, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering of our computer systems. In addition, we do not maintain redundant capabilities for  any of our websites and any of these events could result in a significant and extended disruption of services. Currently, we do not have a disaster recovery plan to address these and other vulnerabilities. As a result, it would be difficult to operate the business of the Company in the event of a disaster. Any prolonged disruption of our services due to these, or other events would severely impact or shut down the business of the Company. Our insurance may not be sufficient to cover, if at all, losses that may occur as a result of any events which cause interruptions to our services.

MARKETING ACTIVITIES, WHICH ARE VERY IMPORTANT TO THE FUTURE SUCCESS AND FUTURE GROWTH OF OUR BUSINESS, MAY NOT BE SUCCESSFUL.

We will use online advertising to promote Hazzsports.com to potential new free members. We may also use online advertising at Totalscout.com, which will be accessed primarily by college level athletes and coaches.  We intend to structure our online advertising arrangements in that we will pay a fee for each new free account registration generated through a particular advertisement. Generally, the cost of online advertising has been increasing in recent periods, which has resulted in an increase in general marketing expenditures. If the cost of online advertising continues to escalate, we may in the future experience decreases in the number of new account registrations unless we increase our marketing expenditures. However, increases in our marketing expenditures could adversely impact our profitability, and there can be no assurance that our marketing activities will be successful.

OUR SOCIAL NETWORKING BUSINESS RELIES HEAVILY ON EMAIL CAMPAIGNS, AND ANY RESTRICTIONS ON THE SENDING OF EMAILS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our business is highly dependent upon email. Our emails will generate the majority of the traffic on Hazzsports .com. Each month, a significant number of email addresses for our social networking become invalid. This disrupts our ability to email these members. Further, social networking members cannot contact or interact with members with invalid emails, which undermine the key reason that members use social networking services. Because of the importance of email to our business, if we are unable to successfully deliver emails to our members, our revenue and profitability would be adversely affected.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, regulates the distribution of commercial emails. Among other things, the CAN-SPAM Act provides a right on the part of an email recipient to request the sender to stop sending messages. In compliance with the CAN-SPAM Act, we do not send commercial emails to our members if they elect to opt-out of receiving these emails. As a result, an increase in the number of members who opt-out of receiving commercial emails from us could adversely affect our business. In addition, voluntary actions by third-parties to block, impose restrictions on, or charge for the delivery of, emails through their email systems could materially and adversely impact our business. From time to time, Internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails to our members. Any disruption or restriction on the distribution of emails or increase in the associated costs could adversely impact our ability to continue our email campaigns, which would materially and adversely affect our revenues and profitability.

IF WE ARE UNABLE TO DEVELOP NEW OR ENHANCED FEATURES OR FAIL TO PREDICT OR RESPOND TO EMERGING TRENDS AND CONSUMERS' CHANGING NEEDS, OUR BUSINESS AND FINANCIAL RESULTS WILL SUFFER.

Our future success will depend in part on our ability to modify or enhance our social networking website’s features to meet consumer demands, add features and address technological advancements. If we are unable to predict consumer preferences or industry changes, or if we are unable to modify our social networking website’s features in a timely manner, we may lose members and future advertisers. New features may be dependent upon our obtaining needed technology or services from third parties, which we may not be able to obtain in a timely manner, upon terms acceptable to us, or at all. We will spend significant resources developing and enhancing our features. However, new or enhanced features may have technological problems or may not be accepted by consumers or advertisers. There can be no assurance that new designs or features will be launched as anticipated or will be commercially successful. If we are unable to successfully develop, acquire or implement new features or enhance our existing features in a timely and cost-effective manner, our business and results of operations may be adversely affected.

IF OUR SECURITY MEASURES ARE BREACHED AND UNAUTHORIZED ACCESS IS OBTAINED TO OUR MEMBERS' PERSONAL DATA, WE MAY INCUR SIGNIFICANT LIABILITIES, OUR SYSTEMS MAY BE PERCEIVED AS NOT BEING SECURE AND CONSUMERS MAY STOP USING OUR SERVICES.

The services that we offer on our social networking websites involve the storage of large amounts of subscriber information, including our members' personal data. If our security measures are breached as a result of third-party action, employee error, malfeasance, or otherwise, we could be subject to liability. Our security measures may not be effective in preventing these types of activities. In addition, the security measures of any third-party data center, technical support, customer service operations or other vendors may not be adequate. Because techniques used to obtain unauthorized access to, or to sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventive measures. Our members or third-parties may assert liability claims against us as a result of any failure by us or third-parties to prevent security breaches or the unauthorized disclosure of our members' information, failure to comply with applicable data protection laws, or our own posted privacy policies, and other activities. In addition to potential legal liability, these activities may adversely impact our reputation and may interfere with our ability to provide our services, all of which could adversely impact our business.

ASSERTIONS BY A THIRD-PARTY THAT WE INFRINGE UPON ITS INTELLECTUAL PROPERTY COULD RESULT IN COSTLY AND TIME-CONSUMING LITIGATION, EXPENSIVE LICENSES OR THE INABILITY TO OPERATE AS PLANNED.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us may grow. Our technologies may not be able to withstand third-party claims or rights restricting their use. Companies, organizations or individuals, including our competitors, may hold or obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to provide our services or develop new services and features, which could make it more difficult for us to operate our business. Any litigation or claims, whether or not valid, could be time-consuming, expensive to litigate or settle and could divert our managements' attention and financial resources.

If we are determined to have infringed upon a third-party's intellectual property rights, we may be required to pay substantial damages, stop using technology found to be in violation of a third-party's rights or seek to obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all, and may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology that could require significant effort and expense or may not be feasible. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business and results of operations could be harmed.

OUR BUSINESS WILL BE ADVERSELY AFFECTED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM UNAUTHORIZED USE OR INFRINGEMENT BY THIRD-PARTIES.

We have pursued the registration of our trademarks and service marks in the United States.  The Company owns 3 trademarks, which are registered with the United States Patent and Trademark Office, Trademark Registration No. 3,609,416, Trademark Registration No. 3,521,870 and Trademark Registration No. 3,620,491.  Trademark Registration No. 3,609,416 is for the Hazzsports.com logo, Trademark Registration No. 3,521,870 is for the wording Hazzsports.com and Trademark Registration No. 3,620,491 is for the slogan “It’s better to be a Hazz been then a never was.”.  The Company has abandoned its efforts in response to Serial Number 77400771 for the slogan “The Ultimate Place for Sports.”

We cannot assure that any future trademark registrations will be issued for pending or future applications or that any registered trademarks or service marks will be enforceable or provide adequate protection of our proprietary rights.

The steps we have taken to limit access to, and disclosure of, our proprietary information may not prevent unauthorized use of our technology.  Moreover, others may independently develop technologies that are competitive with ours or infringe our intellectual property.  We cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property rights.  Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving.

IF WE ARE UNABLE TO PROTECT OUR DOMAIN NAMES, OUR REPUTATION AND BRANDS COULD BE ADVERSELY AFFECTED.

We will hold the domain name registration of Hazzsports.com and Totalscout.com . The registration and maintenance of domain names generally are regulated by governmental agencies and their designees. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to register or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is in flux. We may be unable, without significant cost or at all, to prevent third parties from registering domain names that are similar to, infringe upon or otherwise decrease the value of, our trademarks and other proprietary rights. Failure to protect our domain names could adversely affect our reputation and brands, and make it more difficult for users to find Hazzsports.com, Totalscout.com and our services.

CHANGES IN LAWS AND REGULATIONS AND NEW LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We are subject to a variety of federal, state and local laws and regulations, including those relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, contests and sweepstakes, promotions, billing, content regulation, bulk email or "spam," anti-spyware initiatives, security breaches and consumer protection.  Compliance with the various laws and regulations, which in many instances are unclear or unsettled, is complex. Any changes in such laws or regulations, the enactment of any additional laws or regulations, or increased enforcement activity of such laws and regulations, could significantly impact our costs or the manner in which we conduct business, all of which could adversely impact our results of operations and cause our business to suffer.

The Federal Trade Commission and certain state agencies have investigated Internet companies in connection with consumer protection and privacy matters. The federal government has also enacted consumer protection laws, including laws protecting the privacy of consumers' nonpublic personal information. Our failure to comply with existing laws, including those of foreign countries in which we operate, the adoption of new laws or regulations regarding the use of personal information or an investigation of our privacy practices could increase the costs of operating our business.

In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. The Internet Tax Freedom Act, which placed a moratorium on new state and local taxes on Internet commerce, is in effect. Future laws imposing taxes or other regulations on the provision of goods and services over the Internet could make it substantially more expensive to operate our business.

BECAUSE NEW LEGISLATION, INCLUDING THE SARBANES-OXLEY ACT OF 2002, INCREASES THE COST OF COMPLIANCE WITH FEDERAL SECURITIES REGULATIONS AS WELL AS THE RISKS OF LIABILITY TO OFFICERS AND DIRECTORS, WE MAY FIND IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

WE MAY BE REQUIRED TO SEEK ADDITIONAL FUNDING, AND SUCH FUNDING MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

We may need to obtain additional funding due to a number of factors beyond our expectations or control, including a shortfall in revenue, increased expenses, increased investment in capital equipment or the acquisition of businesses or technologies. If we do need to obtain funding, it may not be available on acceptable terms or at all. If we are unable to obtain sufficient funding, our business would be harmed. Even if we were able to find outside funding sources, we might be required to issue securities in a transaction that could be highly dilutive to our investors or we may be required to issue securities with greater rights than the securities we have outstanding today. We may also be required to take other actions that could lessen the value of our common stock, including borrowing money on terms that are not favorable to us. If we are unable to generate or raise capital that is sufficient to fund our operations, we may be required to curtail operations, reduce our services, defer or cancel expansion or acquisition plans or cease operations in certain jurisdictions or completely.

BECAUSE TWO OF OUR DIRECTORS AND CORPORATE OFFICERS ARE MARRIED, THEY COLLECTIVELY OWN 71% OF THE COMPANY.  MS. CHRISTINA MABANTA- HAZZARD , OWNS 56% OF OUR OUTSTANDING COMMON STOCK AND MR. CHARLES HAZZARD OWNS 15% OF OUR OUTSTANDING COMMON STOCK.  THUS, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY THEM MAY BE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Ms. Christina Mabanta -Hazzard serves as the Chief Financial Officer, Secretary and as a Director of the Company.  She owns 8,000,000 or 56% of the outstanding shares of our common stock.   Mr. Charles Hazzard serves as the President and as a Director of the Company.   He owns 2,000,000 or 15% of the outstanding shares of our common stock.  Because Ms. Mabanta -Hazzard and Mr. Hazzard are married, and thus collectively own 71% of the outstanding shares of our common stock, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

BECAUSE MS. CHRISTINA MABANTA -HAZZARD AND MR. CHARLES HAZZARD COLLECTIVELY OWN 71% OF OUR OUTSTANDING COMMON STOCK, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE IF THEY WERE TO SELL A SUBSTANTIAL NUMBER OF SHARES ALL AT ONCE OR IN LARGE BLOCKS.

Ms. Christina Mabanta-Hazzard and Mr. Charles Hazzard collectively own 10,000,000 shares of our common stock which equates to 71% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the Registration Statement of which this prospectus forms a part.  If our shares are publicly traded on the Over-The-Counter Bulletin Board, Ms. Mabanta-Hazzard and Mr. Hazzard will eventually be eligible to sell their shares publicly subject to the volume limitations, manner of sale restrictions and other restrictions application of Rule 144 of the 1933 Securities Act.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing market prices for our common stock.

GENERAL ECONOMIC AND MARKET CONDITIONS

The success of our activities may be affected by general economic conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.

General economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances may affect the success of the Company.

The market for specific products or services offered by the Company may adversely change, thereby reducing the value of our shares of common stock.  The general economic prospects of the United States or any general fluctuations in the capital markets may also affect the value of the shares of common stock.

WE MAY EXPERIENCE FLUCTUATIONS IN OUR OPERATING RESULTS.

We may experience fluctuations in our operating results due to a number of factors, including the level of our expenses, the degree to which we encounter competition in our markets and general economic conditions.  As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR OUR FUTURE SUCCESS. IF WE LOSE ANY MEMBER OF OUR MANAGEMENT TEAM, OUR ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY COULD BE SIGNIFICANTLY HARMED.

We will depend on the diligence, skill and network of business contacts of the members of our management team . Our future success will depend to a significant extent on the continued service and coordination of the senior management team, particularly Ms. Christina Mabanta -Hazzard and Mr. Charles Hazzard. The departure of either Ms. Mabanta -Hazzard or Mr. Hazzard could have a material adverse effect on our ability to achieve our business objectives.

OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL DEPEND ON OUR ABILITY TO MANAGE OUR FUTURE GROWTH EFFECTIVELY.

We are subject to the business risks and uncertainties associated with any new business enterprise. Our ability to achieve our business objectives will depend on our ability to grow. In the future, will need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

OUR EXECUTIVE OFFICERS DO NOT HAVE EXPERIENCE IN MANAGING A PUBLIC COMPANY

Neither of our executive officers have training or experience in managing and fulfilling the regulatory reporting obligations of a public company.  Thus, we will have to hire professionals to undertake these filing requirements, which will increase the overall cost of our operations.  Although Christina Mabanta-Hazzard will devote 25% of her week to her duties as the Chief Financial Officer, she is not an employee of the Company, and therefore she will be dependent on outside professionals to provide additional assistance to the Company.  Ms. Mabanta-Hazzard does not have a background in accounting.  Therefore, Ms. Mabanta-Hazzard has and will continue to consult with outside accountants to get advice and supervision in her duties as Chief Financial Officer.  Since taking on her responsibilities as Chief Financial Officer, she has affectively generated accounting data.

Risks Related to this Offering

IF OUR STOCK PRICE FLUCTUATES, INVESTORS COULD LOSE A SIGNIFICANT PART OF THEIR INVESTMENT.

The market price of our common shares may be influenced by many factors, some of which are beyond our control, including announcements by us or our competitors of significant contracts, productions, acquisitions or capital commitments, variations in quarterly operating results, general economic conditions, terrorist acts, future sales of our common shares and investor perception of us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, our shares may never be traded on the Over-The-Counter Bulletin Board, or, if traded, a public market may not materialize.  If our common stock is not traded on the Over-The-Counter Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 4,100,000 shares of our Common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the Common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 29% of the common shares outstanding as of the date of this Prospectus.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the Over-The-Counter Bulletin Board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the Over-The-Counter Bulletin Board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the Over-The-Counter Bulletin Board, investors in our common stock may find it difficult to sell their shares.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

There is no public trading market for our stock and as a result, any determination of offering price does not reflect a market price. Further, the few recent transactions in our securities provide limited information in determining an offering price.  All shares being offered will be sold by existing shareholders without our involvement. We have set the price for purposes of this Registration Statement at $.50 per share. This price is based upon the following factors: (i) in February and March, 2008, 600,000 shares were sold to three different investors, in arms length transactions at prices ranging from $.50 to $.83 per share; (ii) in December, 2008, we issued issued 1.3 million stock options to our President, Chief Financial Officer and certain key vendors at an exercise price of $.50. The per share prices used in the 600,000 shares sold by us to certain investors was determined through discussion with potential investors in determining a price that they would be interested in paying per share. The options issued to our officers were based upon the price paid for stock in 2008. These are the only transactions that have taken place with our shares of stock since February, 2008.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this Prospectus are offering all of the 4,100,000 shares of common stock offered through this Prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of  June 1, 2010 including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered by each;
3.	The total number of shares that will be owned by each upon completion of the offering;
4.	The percentage owned by each upon completion of the offering; and
5.	The identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 14,100,000 shares of Common stock outstanding on June 30 , 2010.

In the table below, next to the name of each of the Selling Shareholders, is a corresponding number for each transaction of which the Selling Shareholder obtained and/or exchanged shares of the Company.  Below is the corresponding list of numbers for each transaction.

The Selling Shareholders obtained their shares pursuant to the following transactions:

1
Game Plan Holdings, a Canadian corporation (“Game Plan Canada”) raised $121,462 in 2007 exclusively from investors domiciled in Canada.  Pursuant to the aforementioned raise, Game Plan Canada issued 3,070,000 shares of stock of Game Plan Canada.   This raise was exempt from the registration under Regulation S of the Securities Act of 1933, as it involved an issuer formed under the laws of Canada, an issuer operating exclusively in the country of Canada and made offers and sales exclusively to individuals residing in Canada. This offering also complies with Rule 504 of the Securities Act of 1933 as it was for less than $1 million and involved less than 35 nonaccredited investors.

2
On December 31, 2007, the Company, Game Plan Canada, and its shareholders (the “Game Plan Canada Shareholders”) entered into a ‘Reorganization Agreement.”  The majority of the Selling Shareholders, or 3,402,000 shares, were allocated pursuant to the Reorganization Agreement.  Pursuant to the Reorganization Agreement, the original shareholders of the Company received a total of 332,000 shares of the Company in exchange for their holdings of the Company.  Pursuant to the Reorganization Agreement, the Game Plan Canada Shareholders exchanged 3,070,000 shares of the Game Plan Canada on a one-for-one basis for common stock of the Company.

3
During 2008, the Company issued 550,000 shares of common stock and thus raised $387,500 from four accredited investors, all domiciled in the United States. This offering was exempt from registration under Rule 506 of the Securities Act of 1933.

4	Of the Selling Shareholders, Mr. Chuck Hazzard transferred 148,000 shares of the Company.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering, assuming the Shareholder sells all of their Shares.	Percent Owned Upon Completion of this Offering, assuming that the Shareholder sells all of their Shares
Doreen Action (1)(2)	50,000	50,000	Zero	Zero
Hank Alberts (2)	1,000	1,000	Zero	Zero
Jim Ange (2)	1,000	1,000	Zero	Zero
Gene Barr (2)	1,000	1,000	Zero	Zero
John Bates (2)	1,000	1,000	Zero	Zero
Sandra J. Bowell (1)(2)(3) – 300,000 shares were purchased pursuant to transactions (1) and (2), 100,000 shares were purchased in transaction (3)	400,000	400,000	Zero	Zero
Garrick Boyd (1)	30,000	30,000	Zero	Zero
Mark W. Bullard (1)(2)	1,000	1,000	Zero	Zero
Max Clark (2)	1,000	1,000	Zero	Zero
Sue Clark (2)	1,000	1,000	Zero	Zero
David Scott Clegg (2)	25,000	25,000	Zero	Zero
Concepcion Industries (1)(2)	200,000	200,000	Zero	Zero
Alejandro Diaz (2)	1,000	1,000	Zero	Zero
Fauscom Investment Ltd. (1)(2)	350,000	350,000	Zero	Zero
Chuck Feingold (2)	1,000	1,000	Zero	Zero
Jan Ferrante (1)(2)	30,000	30,000	Zero	Zero
Earl Fritz (1)(2)	20,000	20,000	Zero	Zero
Harry & Geraldine Gordon Trust (3)	150,000	150,000	Zero	Zero
Ulrich Gottschling (3)	1,000	1,000	Zero	Zero
Charlie Hazzard (4)	15,000	15,000	Zero	Zero
Robert Hicks(4)	30,000	30,000	Zero	Zero
Horwitz & Cron, L.P. (2)	300,000	300,000	Zero	Zero
Fraser Inouye (1)(2)	30,000	30,000	Zero	Zero
Michael Jacobsen (4)	10,000	10,000	Zero	Zero
Bernard C. Jasper (2)	1,000	1,000	Zero	Zero
Matt Jennings (2)	1,000	1,000	Zero	Zero
Robert Jennings (2)	1,000	1,000	Zero	Zero
Robert Jerhoff (2)	100,000	100,000	Zero	Zero
Robert Jewell (2)	1,000	1,000	Zero	Zero
Matthew Jong (1)(2)	100,000	100,000	Zero	Zero
Richard Katz (1)(2)	20,000	20,000	Zero	Zero
David Keleman (2)	1,000	1,000	Zero	Zero
Ray Kirkpatrick (1)(2)	15,000	15,000	Zero	Zero
Kenneth Kuczka (1)(2)	15,000	15,000	Zero	Zero
Derek Lanser (1)(2)	20,000	20,000	Zero	Zero
Barry J. Lee (1)(2)	10,000	10,000	Zero	Zero
Brent Lincowski (4)	88,000	88,000	Zero	Zero
Fransisco Ma (1)(2)	100,000	100,000	Zero	Zero
Concepcion Mabanta (1)(2)	350,000	350,000	Zero	Zero
Fausto Mabanta (1)(2)	250,000	250,000	Zero	Zero
Justin Mabanta (1)(2)	350,000	350,000	Zero	Zero
Melissa Mabanta (1)(2)	350,000	350,000	Zero	Zero
Mark Molenaar (2)	1,000	1,000	Zero	Zero
Kevin O’Neil (4)	5,000	5,000	Zero	Zero
Ken Oppeltz (2)	1,000	1,000	Zero	Zero
Robert Orcott (2)	1,000	1,000	Zero	Zero
Brady Osmond (2)	1,000	1,000	Zero	Zero
Ron Osmond (2)	1,000	1,000	Zero	Zero
Todd Palmer (2)	1,000	1,000	Zero	Zero
John Panasuk (2)	1,000	1,000	Zero	Zero
Fern Petit (2)	1,000	1,000	Zero	Zero
Redcroft Consulting (1)(2)	30,000	30,000	Zero	Zero
Lawrence T. Redlinger (1)(2)	20,000	20,000	Zero	Zero
Jack Sanders (2)	1,000	1,000	Zero	Zero
Marvin James Schiff Survivors Trust (3)	150,000	150,000	Zero	Zero
Vanessa Tina Schiff Trust (3)	150,000	150,000	Zero	Zero
John Schmidt (2)	1,000	1,000	Zero	Zero
Ross Seymour (2)	1,000	1,000	Zero	Zero
Brian E. Sims (1)(2)	100,000	100,000	Zero	Zero
Kevin Sutherland (2)	1,000	1,000	Zero	Zero
Marilyn Sutherland (1)(2)	20,000	20,000	Zero	Zero
Susan Ternes (1)(2)	20,000	20,000	Zero	Zero
Jim Tilton & Stephanie Tilton (2)	1,000	1,000	Zero	Zero
Anitha Vasireddi (1)(2)	100,000	100,000	Zero	Zero
Eddie Wenrick (2)	1,000	1,000	Zero	Zero
Arianne Westby (2)	1,000	1,000	Zero	Zero
Harry W. White (1)(2)	10,000	10,000	Zero	Zero
John Williams & Shawna Williams JT Ten (2)	1,000	1,000	Zero	Zero
Paddy Wong (1)(2)	25,000	25,000	Zero	Zero
Victor L. Yokoi (1)(2)	15,000	15,000	Zero	Zero
Suyong Yoo (1)(2)	15,000	15,000	Zero	Zero
Dale Zch (2)	1,000	1,000	Zero	Zero
Total:	4,100,000	4,100,000

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at anytime within the past three years; or (2) has ever been one of our officers or directors:

•
Lawrence Horwitz served as the president, secretary, treasurer and as the sole director on the board of directors from March 25, 1999 until April 1999.  From 2000-2003, Lawrence Horwitz served as the president, secretary, treasurer and as the sole director on the board of directors.  From 2004-2007, Lawrence Horwitz served as the secretary, treasurer and as a director on the board of directors. Mr. Horwitz is presently a partner in the law firm which is our legal counsel.

•	Concepcion Industries and Fauscom Investment Ltd. are wholly owned by Concepcion Mabanta-Hazzard who is the mother of our Chief Financial Officer, Christina Mabanta-Hazzard.
•	Charlie Hazzard is the father of Charles Hazzard, our President and a member of our Board of Directors.
•	Francisco Ma is the uncle of our Chief Financial Officer, Christina Mabanta-Hazzard.
•
Concepcion Mabanta is the mother of our Chief Financial Officer, Christina Mabanta-Hazzard and has a controlling interest in Fauscom Investment Ltd.  Concepcion Mabanta was paid $38,000 in 2007 and $1,125 in 2008 for consulting services rendered to the Company.  We loaned Concepcion Mabanta’s brother-in-law, Ramon Mabanta, $1,246.

•	Fausto Mabanta is the father of our Chief Financial Officer, Christina Mabanta-Hazzard.
•	Justin Mabanta is the brother of our Chief Financial Officer, Christina Mabanta-Hazzard.
•	Melissa Mabanta is the sister of our Chief Financial Officer, Christina Mabanta-Hazzard.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

DESCRIPTION OF SECURITIES

Common Stock

We have 100,000,000 common shares authorized, with a par value of $0.001 per share, of which 14,100,000 shares were outstanding as of June 30 , 2010 .

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the Company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Stock Options

In 2008, we adopted the 2008 Stock Option Plan (the “Plan”).  Under the plan, we reserved up to 1,400,000 options for certain employees and independent contracts to have the option to purchase our common stock with certain restrictions and limitations.  Such options to purchase our common stock pursuant to the Plan, were granted to Mr. Charles Hazzard, Ms. Christina Mabanta-Hazzard and 10 independent contractors for a total of 1,200,000 options  Thus, under the Plan, the aforementioned  shall have the option to acquire the common stock of the Company at $0.50 per share for a term of two years.  Such term to purchase the shares of common stock shall commence on the start date when the common stock of the Company begins trading on the Over-The-Counter Bulletin Board.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is Quicksilver Stock Transfer, LLC who is located at 6623 Las Vegas Blvd. South, #255, Las Vegas, NV 89119.

INTEREST OF NAMED EXPERTS AND COUNSEL

Other than as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.   Horwitz & Cron, L.P., owns 300,000 shares of the Company.

The law firm of Horwitz& Cron ,L.P ., our legal counsel, has provided an opinion on the validity of our common stock.

Certified Public Accountants, Dejoya Griffith & Co., LLC,  has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report.  Dejoya Griffith & Co., LLC. has presented their report with respect to our audited financial statements.  The report Dejoya Griffith & Co., LLC. is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

In General

Game Plan Holdings, Inc., a Nevada corporation, doing business as Hazzsports.com and Totalscout.com (the “Company”), owns and operates two social networking websites, www.hazzsports.com and www.totalscout.com. We maintain approximately 1000 square feet at 1712 Ravanusa Drive in Henderson, Nevada as our executive office space. The office space in located in a residential home, which is owned by Fauscom Investment Ltd., a shareholder of the Company.   Concepcion Mabanta, the mother of Christina Mabanta-Hazzard, an officer and director the Company, has a controlling interest in Fauscom Investment Ltd. Our website servers and software development activities are conducted by third party vendors off-site. Hazzsports.com is an online social networking website offering an interactive resource for sports enthusiasts.  This online community provides a free area on the web for athletes, sports fans, coaches and friends to network socially and professionally with each other.  In addition, the Company owns and operates Totalscout.com, which is also a social networking website which provides college baseball coaches with a way to create scouting reports and to request scouting reports on opposing teams.

The Company has a limited operating history, thus there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in the Company.  We compete against several competitors, many of which are larger and have greater financial resources and better access to capital markets than us.

Our plan of operations is to attract advertisers and thus grow our websites, Hazzsports.com and Totalscout.com, which will allow us to diversify the websites to include additional services and products.

Industry Background

Online Social Networking

Online social networking is rapidly growing and evolving to include a broad spectrum of websites and online services. From a category that attracted a relatively small number of users a few years ago, social networking websites now attract millions of users worldwide.  The popularity of such social networking websites is because people have an innate desire to connect with others, be part of a community, express themselves and maintain personal relationships.  Generally, relationships are based on similar affiliations which are related to shared experiences such as family, school, hobbies or the workplace. People seek to nurture these relationships as well as other affiliations, such as those based on common interests, hobbies and trends.

The Internet has helped bridge boundaries as a new communication platform. Email was an early means by which people communicated on the Internet. However, email by itself does not connect people with common interests and backgrounds. Online social networking websites were developed to facilitate the social interaction of large numbers of individuals and are becoming increasingly popular for socializing with friends, family and colleagues. Widespread adoption of broadband Internet access, digital photography and online video has also served as a catalyst for growth in online social networking, facilitating the sharing of content over the Internet.

Social networking websites fulfill a number of different needs, allowing users to find and connect with individuals from their past and interface with new people based on shared interests, goals or other criteria. As such, generally social networking users choose to participate in and develop affiliations through more than one online social networking service. These websites and services are used by individuals to post content about themselves and to comment on the content posted by others. Users of social networking services may interact and communicate through email as well as through a variety of other online forums, including instant messaging, blogging, the posting of pictures and videos, voice chat and discussion groups. Many social networking services provide users with tools that enable individuals to identify, build and maintain personal networks from their relevant affiliations.

Many advertisers, recognizing that consumers spend an increasing amount of time online, view social networking websites as an attractive marketing medium for their products and services.  However, certain aspects of many social networking websites pose challenges for advertisers.  For example, many branded advertisers want the ability to deliver targeted advertisements to users with certain desirable demographics and demonstrated purchasing ability.  However, not all social networking websites collect comprehensive demographic data on their members, and many enable users to create "alias" identities whose related profiles may contain incomplete or inaccurate information. In addition, members on social networking websites may post forms of user generated content with which advertisers may not want their products or services to be associated.

Many social networking websites also face challenges in attracting, retaining and monetizing online audiences. While there is a wide range of online social networking websites available today, only a limited number have demonstrated an ability to build large-scale and sustainable audiences. Scale in a social network is required to create a "network effect," where members of the network benefit from the presence of other members, potentially accelerating growth in user activity and website visits. In addition, only a limited number of social networking websites has demonstrated that users are willing to pay for online social networking services.

Competition

The market for our websites is competitive, and we expect competition to significantly increase in the future.  We maintain two separate websites, which focus upon two very different market segments.

Hazzsports.com is an online social networking website offering an interactive resource for sports enthusiasts.  This online community provides a free area on the web for athletes, sports fans, coaches and friends to network socially and professionally with each other.   It further provides a location on the internet for college coaches and high school athletes to connect and interact.   Our competitors with the Hazzsports.com website include websites focused upon young athletes and team sports,  such as www.berecruited.com and www.sportsvite.com.

Berecruited.com provides an online network connecting high school athletes and college coaches.  According to their recent press releases, Berecruited.com was founded in 2009 by a former collegiate athlete. It claims to be the largest online resource assisting high school athletes in identifying potential college athletic programs which maybe interested in them.  While Berecruited.com is a private company, and as a result there is little public information available regarding its financial status, it would appear that Berecruited.com is an early stage venture similar to our company.   Berecruited.com appears to focus exclusively upon high school athlete recruitment and while this is one area in which Hazzsports.com provides an electronic community, it is not the exclusive focus of Hazzsports.com.

Sportsvite.com promotes itself as a tool for organizing sports teams and related events such as practices and games.
Sportsvite.com is owned by a private company by the name of  212Media, Inc. focused upon launching portfolio companies across sports social media, on-demand programming and publishing. These companies include Saavn, a movie production and distribution company specializing in Bollywood (films made in India), Snakblox, an online gaming and sports content website and Speakaboos, a website providing content and activities for small children.  Because Sportsvite.com is a private company it is difficult to gauge its financial status, but its multiple websites would appear to have a competitive advantage over our Hazzsports.com website in that they provide complementary content and traffic between the various websites.

Berecruited.com and Sportsvite.com demonstrate that the barriers to entry for potential competitors of Hazzsports.com are not substantial.   We anticipate that a number of other software developers will launch websites which compete directly or indirectly with Hazzsports.com. While our approach is to provide a broad electronic community for sports and athletic enthusiasts, we do anticipate that other better financed companies will launch websites competitive with Hazzsports.com  and if our management does not continue to provide desirable content and services to this community, our business operations maybe severely adversely effected.

Totalscout.com caters to a very different marketplace relative to Hazzsports.com. Totalscout.com is an online tool utilized exclusively by collegiate coaching staffs to standardize and electronically organize the process of generating scouting reports and then sharing them with other teams.  We have initially launched this only among college baseball teams, but anticipate expanding this to collegiate softball teams in Fall, 2010.  If successful, we will continue to examine opportunities in other sports.  We have been unable to identify a company providing services identical to Totalscout.com, however companies such as www.perfectgame.org and www.rivals.com compete with certain aspects of Totalscout.com’s business plan.

Perfectgame.org provides a subscription based service, over the internet, providing scouting reports on high school prospects that may be of interest to college coaches.  These scouting reports are generated primarily at showcase tournaments organized by Perfectgame.org.   While Perfectgame.org does not provide an electronic tool similar to the process deployed at Totalscout.com, Perfectgame.org is an example of a website providing a scouting service, utilized by college coaches, for which college coaches pay a subscription fee.   We believe that sites such as Perfectgame.org will eventually be viewed by the marketplace as a useful place for collegiate coaches and their staffs to gather and review information.   Perfectgame.org is owned by Perfect Game USA, Inc. a well established private company with scouting operations throughout the United States.  Perfectgame.org’s market placement and extensive presence throughout the United States suggests that its resources and experience are superior to our early stage internet deployment and that as a result, if Perfectgame.org were to create tools competitive with Totalscout.com, this would create a serious competitor in the marketplace.

Our Strategy

Our overall  objective is to continue to grow our position in the online social networking venue with the following key elements of our business plan:

We intend to continue to increase and improve our services through our websites where:

●
We will provide  new online communities with a free area on the web for athletes, sports fans, coaches and friends to network socially and professionally with each other where members will be able to showcase their talents and abilities to coaches and scouts. We anticipate that this will be completed prior to the end of calendar year 2010 .

●
We intend to enhance the functionality of our websites to provide our members with an easier and more entertaining way to interact and share a wider variety of content.   This will be an ongoing process which has already commenced and will continue for the foreseeable future .

●
We also plan to setup strategic partnerships with companies that have already established themselves in the 15-35 age market. These partnerships may include sporting event sponsorships and/or sports educational programs at the high school or college level. We anticipate that we will begin approaching potential strategic partners during the fourth quarter of 2010 and will continue into calendar year 2011 .

We plan to continue to increase awareness of  our websites in order to expand our membership base.

●
We intend to improve the registration process on our websites, with the goal of making registration user-friendly and effective. We anticipate that this will be completed during the third quarter of calendar year 2010 .

●
We intend on sending out professional photographers to local sporting events. These photographers will be taking pictures and handing out cards to the athletes and their parents so that they can download the pictures for a fee from Hazzsports.com.   We have begun test marketing this process and intend to continue for the foreseeable future .

We intend to increase both subscription and advertising revenues by enhancing the value of our services to our members as well as to advertisers.

●
We believe our strategy of enhancing member experience and engagement on  our websites  will increase the frequency of visits and the time spent on our websites. We intend to capitalize on this opportunity and increase our advertising revenues by working with brand advertisers seeking to reach relevant online consumers.

●
We intend in the future to develop additional sophisticated methods for designing advertising campaigns for our members that are specifically tailored to an individual's personal interests, purchasing behavior and demographic profile.

We intend to pursue strategic acquisitions and expansion opportunities.

●
We intend to actively identify and assess a variety of strategic businesses, services and technologies that we believe may provide us with the opportunity to leverage our assets and core competencies, expand our geographic reach or that complement our existing businesses. We have commenced this process, but have not yet identified any viable acquisition candidates .

●	We plan to continue to evaluate opportunities to expand upon our business plan.

Our Services

Hazzsports.com

Below are the following current and future lines of business of Hazzsports.com:

Hazzssports.com Website

Hazzsports.com has been up and running for 3 years and has a total user base of roughly 7,000 members.  However, since December of 2009, Hazzsports.com has gained more than 2000 members.  We believe that this spike in membership is a result of our new version launch in December of 2009.  Since we do not have any current revenues for this website we are planning an even more radical change to boost membership.  We are currently planning to steer Hazzsports.com toward a video based instructional website for athletes looking to improve their abilities.  For the past month we have been in the development stage for this enhancement and anticipate commencing computer programming in July of this year.  Upon completion, users will view instructional videos free of charge but they will be prompted to purchase a subscription if they want our staff at Hazzsports.com to evaluate videos they upload.    The anticipated launch of the new Hazzsports.com is October of 2010.

To access the free membership service, Hazzsports .com visitors will be invited to join as members and complete a brief membership form. The member must have a valid email address, provide a password and create a username.  There will be no additional fees for a full membership.  Members can then elect to build their profile and provide information about their personal interests, post photos and videos and post blogs.

Members have free access to the following features:

●	Members can use our search feature to locate individuals who are also members in our member database.
●	Members can post information about themselves, including personal profiles, biography information, and photos.
●	Members can view other members' posted information, including personal profiles, biography information, and photo albums.
●	Members have access to, and can read messages posted on our message boards.
●	Members can communicate using the Instant Message and Chat Room features.
●	Members can get up-to-the-minute sports news, scores and player statistics.
●	Members can schedule events and tournaments on their own personal calendar.
●	Members can play over 400 free arcade games.

Email Marketing

Popular networks, such as Facebook and MySpace, have subscriber volumes measuring in the hundreds of millions. To target members from the aforementioned popular networks, our campaign includes setting up awareness profiles on Facebook and MySpace to promote and educate the general public in regards to our site. These awareness profiles will function as informational flyers on the Internet.  This type of initial marketing strategy is free and can be used to interact with our target market.

Photo Events

Hazzsports.com is currently in the Beta testing phase of our Photo Events Application.  We will be sponsoring key sporting events where we will have professional photographers taking pictures of the athletes at the events. This application will allow our members to view, download, or purchase photos of themselves that one of our photographers has taken during the course of the event. Members will be able to download their photos for free with the Hazzsports .com watermark on the photo.  If our members wish to have the watermark removed, or if they would like prints sent to them, they will be prompted to pay for those services.

Affiliate Programs

Hazzsports.com will offer itself as an affiliate to strategic partners.  We are currently reviewing a proposal from sporting goods retailers looking to sell their products through Hazzsports .com.   In return for providing a space on Hazzsports .com for these retailers to sell their products, we will in turn receive a percentage of each sale.

The Company has financed its business plan with funds provided by management, as well as outside capital.  The Company’s strategy is to focus on activities that generate cash flow in the short term to cover present operating expenses, to develop contacts and alliances and to fund future projects.

The Company has recruited or is in the process of recruiting senior level executive talent to expand contacts, manage assets and increase our ability to raise funds.

Totalscout.com

Below are the following current and future lines of business of Totalscout .com.

Online Scouting Reports

Totalscout.com was launched in February of 2010 and currently has 145 NCAA Division 1 Universities signed up.  A number of these schools are among the most successful college programs in the county, including: the University of Arizona, Pepperdine University, Cal State Fullerton, Tulane, Auburn, Mississippi State, Cal Berkeley, and TCU.  During the 2010 season we provided coaches with access free of charge to demonstrate the benefits of utilizing our system.  In 2011 they will be required to pay a subscription fee of $250 per school per season.  Although we have not generated any revenue to date for Totalscout.com, the feedback we have received from the present users of the system suggests that we will generate revenues in 2011.  We believe that once major programs sign onto the system, there will be increasing pressure upon other colleges to utilize our system as well.  We also intend to launch a  version of Totalscout.com in December of 2010 for women’s college softball programs.  We intend to use much of the same format and business plan as presently used for the baseball tool Softball coaches will be given the site for free in 2011 and will be required to pay during the 2010 season.

Prior to a college baseball team playing an opposing team, college baseball coaches like to obtain pertinent information on the opposing team so they can better prepare for an upcoming game.  This type of information is generally put together by a team or teams who have played that common opponent in previous weeks.  The information is laid out typically in an excel spreadsheet format and called a “Scouting Report”.  The process by which coaches obtain these Scouting Reports starts by a coach researching their opposing team’s schedule.  Then the coach will then contact several teams that have already played this opponent, and request a Scouting Report if one is available. Such Scouting Reports are then consolidated into one Scouting Report prepared by the coach and his staff.

This process is tedious and takes baseball coaches and their staffs several hours and/or days to prepare such Scouting Reports.  What Totalscout.com does is that it provides a way to standardize Scouting Reports and provide a shared resource of such scouting information.  However, such sharing of Scouting Reports is only provided to the requestor if the collector of the information (i.e. the person who posts the information) permits the view and use of the posted secured information that they have collected.  Thus, on Totalscout.com, a member of the website would simply search the team that they in theory they are about to play, click on the request link for reporting information.  By clicking on the link, email and text messages are sent to the person who posted the information to get an approval or denial.  Thus, the person who posts the information can either accept or deny the request.  In effect, the coaches and their staff no longer have to deal with voluminous phone calls for such information and can simply reply via email.

Expansion

We would like to expand the website’s scope so that is not only used by college baseball coaches, but would also be used by high school baseball coaches and collegiate softball.

Advertising Sales

In the future, we are planning that a portion of our revenue from our social networking services will be derived from advertising fees.  Such fees will be generated from the display of third-party registration offers at the end of our account registration process and other display advertisements referring members to third-party websites or services. We plan that the advertising on our websites will include text and graphic placements on the member home page and profile pages.  We plan on attracting a wide range of advertisers to our websites , and we plan to engage in a variety of promotions and integrated offerings with advertisers.

Marketing

Our primary marketing efforts have been focused on attracting new members via a word of mouth campaign. However, we also plan to engage in a variety of other marketing activities which will include online search initiatives, sponsorships and, from time to time, radio, television and print advertising. To drive more potential members to our websites without incurring additional costs, we are planning on implementing and evaluating additional methods to increase the probability that our websites will be represented in the search results of online search engines. In addition, we are evaluating a number of methods to enhance the network effect of our services to encourage members to invite friends and family to join our websites. We intend to continue to evaluate and engage in a variety of marketing channels to cost effectively acquire new members and promote our brands.

Government Regulations

We are subject to state, federal and international laws and regulations applicable to online commerce, including user privacy policies, product pricing policies, website content and general consumer protection laws. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised law or regulation, could decrease demand for our services, increase our cost of doing business, result in liabilities for us, restrict our operations or otherwise cause our business to suffer. Our failure, or the failure of our business partners, to accurately anticipate the application of these laws and regulations, or to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our businesses.

Privacy, Data and Consumer Protection

The FTC and many state attorneys general are applying federal and state consumer protection laws to the online collection, use and dissemination of personal information and the presentation of website content. These regulations include requirements that we establish procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of certain types of information and provide users with the ability to access, correct and delete some of their personal information stored by us. These regulations also include enforcement and redress provisions. The specific limitations imposed by these regulations are subject to interpretation by courts and other governmental authorities. In addition, the FTC has conducted investigations into the privacy practices of companies that collect personal user information over the Internet and the use and disclosure of that information. We may become subject to the FTC's regulatory and enforcement efforts with respect to current or future regulations, or those of other governmental bodies, which may adversely affect our ability to collect demographic and personal information from members and our ability to use this information in our communications to members, which could adversely affect our marketing efforts. We believe that our information collection and disclosure policies comply with existing laws, but a determination by a state or federal agency or court that any of our practices do not meet these standards could result in liability and adversely affect our business. In addition, in the European Union member states and other foreign countries, data protection is even more highly regulated and rigidly enforced. To the extent that we further expand our business into these countries, we expect that compliance with these regulations will be more burdensome and costly for us.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, regulates the distribution of commercial emails. Among other things, the CAN-SPAM Act provides a right on the part of an email recipient to request the sender to stop sending messages and establishes penalties for the sending of email messages which are intended to deceive the recipient as to source or content. At this time, we are applying the CAN-SPAM Act requirements to our email communications, and believe that our email practices comply with the requirements of the CAN-SPAM Act.

The Digital Millennium Copyright Act of 1998, or DMCA, among other things, creates limitations on the liability of online service providers for copyright infringement when users of a service post materials that infringe the copyrights of third-parties, as long as the service provider complies with the statutory requirements of the act (including taking down or blocking infringing material). The DMCA, however, does not eliminate potential service provider liability completely. To the extent we are held liable for content posted by our users, the DMCA notwithstanding, it could be potentially costly and harm our reputation or otherwise affect the growth of our business.

The Communications Decency Act of 1996, or CDA, regulates content of material on the Internet, and provides immunity to providers of interactive computer services for claims based on content posted by third-parties. The CDA and the case law interpreting it provide that an interactive computer service provider is immune from liability for obscene, defamatory or other illegal content posted by users of its service unless such service provider engages in activities whereby it may be deemed itself to have been involved in creating or developing the content. If we are held liable for content posted by our users it could be potentially costly and harm our reputation or otherwise affect the growth of our business.

The Child Online Protection Act and the Children's Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. The failure to accurately apply or interpret either of these Acts could create liability for us, result in adverse publicity and negatively affect our business.

We may also be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers. Compliance with these laws, or the adoption or modification of laws applicable to Internet advertising or marketing, could affect our ability to market our services, decrease the demand for our services, increase our costs or otherwise adversely affect our business.

Employees

The Company has one employee, Mr. Charles Hazzard, who serves as the Company’s Chief Executive Officer.  We conduct our business largely through agreements with consultants and other independent third parties.

Although Ms. Christina Mabanta-Hazzard, who serves as the Company’s Chief Financial Officer, is not an employee of the Company, she devotes 25% of her time per week to the business of the Company in her capacity as the Company’s Chief Financial Officer.

Subsidiaries

We do not currently have any subsidiaries.

Patents

We do not own, either legally or beneficially, any patent.

Trademarks

The Company owns 3 trademarks, which are registered with the United States Patent and Trademark Office, Trademark Registration No. 3,609,416, Trademark Registration No. 3,521,870 and Trademark Registration No. 3,620,491.  Trademark Registration No. 3,609,416 is for the Hazzsports.com logo, Trademark Registration No. 3,521,870 is for the wording Hazzsports.com and Trademark Registration No. 3,620,491 is for the slogan “It’s better to be a Hazz been then a never was”.  The Company has abandoned its efforts in response to Serial Number 77400771 for the slogan “The Ultimate Place for Sports.”

Licenses and Royalties

We do not have any license or royalty agreements in place.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We plan to file an application for trading of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the Over-The-Counter Bulletin Board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission that:

1.	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
2.
Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

3.	Contains a brief, clear, narrative description of a dealer market, including bid and asking price for penny stocks and the significance of the spread between the bid and asking price;
4.	Contains a toll-free telephone number for inquiries on disciplinary actions;
5.	Defines significant terms in the disclosure document or in the conduct of trading in penny stocks;
6.	Contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

1.	Bid and offer quotations for the penny stock;
2.	The compensation of the broker-dealer and its salesperson in the transaction;
3.	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	A monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 75 holders of record of our common stock.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, all of the selling shareholders have held their shares for more than 180 days, however it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to:

1.	Become a reporting company with the Commission under the Securities Exchange Act of 1934;
2.	Enable our common stock to be traded on the Over-The-Counter Bulletin Board.

We are filing this S-1 Registration Statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the Over-The-Counter Bulletin Board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with expanding our websites , we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the Over-The- Counter Bulletin Board should increase our ability to raise these additional funds from investors.

GAME PLAN HOLDINGS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Table of Contents

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of December 31, 2009 and 2008	F-2 -- F-3

Consolidated Statements of Operations for the year ended December 31, 2009, December 31, 2008 and from March 25, 1999(inception) through December 31, 2009	F-4

Consolidated Statement of Stockholders’ Equity (deficit) from March 25, 1999 (inception) through December 31, 2009	F-5 -- F-9

Consolidated Statement of Cash Flows for the years ended December 31, 2009, December 31, 2008 and from March 25, 1999 (inception) through December 31, 2009	F-10 -- F-11

Notes to Consolidated Financial Statements for the years ended December 31, 2009, December 31, 2008, and from March 25, 1999 (inception) through December 31, 2009	F-12

Consolidated Balance Sheet for the quarter ended March 31, 2010	F-23

Consolidated Statement of Operations for the quarter ended March 31, 2010	F-24

Consolidated Statement of Stockholders Equity (deficit) for the quarter ended March 31, 2010	F-25

Consolidated Statement of Cash Flows for the quarter ended March 31, 2010	F-26

Notes to Consolidated Financial Statement for the quarter ended March 31, 2010	F-27

Consolidated Balance Sheet for the quarter ended June 30, 2010	F-38

Consolidated Statement of Operations for the Quarter ended June 30, 2010	F-39

Consolidated Statement of Stockholders Equity (deficit) for the quarter ended June 30, 2010	F-40

Consolidated Statement of Cash Flows for the quarter ended June 30, 2010	F-41

Notes to Consolidated Financial Statement for the quarter ended June 30, 2010	F-42

27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

Game Plan Holdings, Inc.

Henderson, NV 89052

We have audited the accompanying balance sheets of Game Plan Holdings, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and from inception (March 25, 1999) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Game Plan Holdings, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the results of their operations and cash flows for the years then ended and from inception (March 25, 1999) to December 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

April 5, 2010

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 563-1600  ●  Facsimile (702) 920-8049

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS	2009	2008
Current assets
Cash	$142,534	$207,921
Certificates of deposit	207,130	304,352
Marketable securities	126,892	9,665
Other asset	2,857	2,451
Prepaid expenses	500	-
Related party receivable	1,246	1,246

Total current assets	481,159	525,635

Property and equipment, net	9,966	10,209

Intangible assets
Website, net	6,300	12,115

Other assets
Security deposit	2,300	2,300

Total assets	$499,725	$550,259

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS (cont’d)
DECEMBER 31, 2009 AND 2008

	2009	2008
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Margin account	$-	$2,450
Due to a related party	4,609	282
Accounts payable and other payables	236	2,092

Total current liabilities	4,845	4,824

Total liabilities	4,845	4,824

Stockholders' equity

Common Stock, authorized
100,000,000 shares, par value
$0.001, issued and outstanding
14,100,000 and 14,100,000, respectively	14,100	14,100
Additional paid in capital	809,573	809,573
Accumulated other comprehensive income/(loss)	72,915	(39,173)
Deficit accumulated during development stage	(401,708)	(238,965)

Total stockholders' equity	494,880	545,535

Total liabilities and stockholders' equity	$499,725	$550,359

The accompanying notes are an integral part of these consolidated financial statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

			From inception
			(March 25, 1999)
	Year Ended	Year Ended	through
	December 31	December 31	December 31,
	2009	2008	2009
Revenue	$6,608	$-	$6,608

Operating expenses
General and administrative	133,591	112,710	339,440
Computer and website expenses	24,390	23,922	51,610
Officers wages	54,000	46,000	100,000

Total operating expenses	211,981	182,632	491,050

Other income (expenses)
Other income	100	51	151
Gain on sale of marketable securities	37,336	4,242	56,270
Interest income	5,193	15,803	26,492
Foreign currency transaction loss	3	-	(5)
Interest expense	(2)	(95)	(174)

Total other income (expense)	42,630	20,001	82,734

Net loss	$(162,743)	$(162,631)	$(401,708)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	3,637	(5,220)	564
Unrealized gains (losses) on securities	108,451	(13,595)	72,351
Other comprehensive income (loss)	112,088	(18,815)	72,915

Comprehensive loss	$(50,655)	$(181,446)	$(328,793)

Basic
Loss per share	(0.01)	(0.01)

Weighted average number of shares	14,100,000	13,998,219

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 31, 2001 THROUGH DECEMBER 31, 2009

	Shares	Amount	Paid in Capital	Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Equity

Balance, March 25, 1999	-	$-	$-	$-	$-	$-	$-

Balance, December 31, 1999	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2000	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2001	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-

Common stock issued to founders December 2, 2002	10,930,000	10,930	(10,930)	-	-	-	-

Net loss	-	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (cont’d)

	Shares	Amount	Paid in Capital	Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Equity

Balance, December 31, 2002	10,930,000	10,930	(10,930)	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2003	10,930,000	10,930	(10,930)	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2004	10,930,000	10,930	(10,930)	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2005	10,930,000	10,930	(10,930)	-	-	-	-

Net loss	-	-	-	-	-	-	-

Balance, December 31, 2006	10,930,000	10,930	(10,930)	-	-	-	-

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (cont’d)

	Shares	Amount	Paid in Capital	Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Equity

Common Shares issued for
on January 23, 2007	8,000,000	8,000	(7,200)				800
on January 26, 2007	1,200,000	1,200	-				1,200
on January 29, 2007	500,000	500	500				1,000
on February 02, 2007	150,000	150	29,850				30,000
on February 06, 2007	50,000	50	12,450				12,500
on February 06, 2007	50,000	50	14,950				15,000
on February 09, 2007	140,000	140	41,860				42,000
on February 09, 2007 (Canadian)	70,000	70	23,103				23,173
on February 12, 2007	35,000	35	10,465				10,500
on March 15, 2007	150,000	150	44,850				45,000
on March 29, 2007	20,000	20	6,980				7,000
on April 15, 2007	30,000	30	10,470				10,500
on April 20, 2007	60,000	60	20,940				21,000
on April 22, 2007	25,000	25	8,725				8,750
on May 20, 2007	265,000	265	92,485				92,750
on June 15, 2007	50,000	50	17,450				17,500
on July 1, 2007	150,000	150	52,350				52,500
on November 1, 2007	75,000	75	29,925	(30,000)			-

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (cont’d)

	Shares	Amount	Paid in Capital	Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Equity
on December 15, 2007	50,000	50	14,950	-	-	-	15,000

Cancellation of 8,450,000 shares related to reorganization on December 31, 2007	(8,450,000)	(8,450)	8,450	-	-	-	-

Unrealized Gain/Loss on Securities	-	-	-	-	(22,505)	-	(22,505)

Foreign Currency Translation	-	-	-	-	2,147	-	2,147

Net loss	-	-	-	-	-	(76,334)	-

Balance, December 31, 2007	13,550,000	13,550	422,623	(30,000)	(20,358)	(76,334)	385,815

on January 03, 2008	-	-	-	30,000	-	-	30,000
on February 22, 2008	100,000	100	49,900				50,000
on March 12, 2008	450,000	450	337,050	-	-	-	337,500

Foreign currency translation	-	-	-	-	(5,220)	-	(5,220)

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (cont’d)

	Shares	Amount	Paid in Capital	Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Equity

Net change in Unrealized Gain/Loss on Securities	-	-	-	-	(13,595)	-	(13,595)

Net loss	-	-	-	-	-	(162,631)	(162,631)

Balance, December 31, 2008	14,100,000	$14,100	$809,573	$-	$(39,173)	$(238,965)	$621,869

Foreign currency translation	-	-	-	-	3,637	-	3,637

Net change in Unrealized Gain/Loss on Securities	-	-	-	-	108,451	-	108,451

Net loss	-	-	-	-	-	(162,743)	(162,743)

Balance, December 31, 2009	$14,100,000	$14,100	$809,573	$-	$72,915	$(401,708)	$571,214

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 31, 2008 THROUGH DECEMBER 31, 2009

	Year Ended December 31, 2009	Year Ended December 31, 2008	From inception (March 25, 1999) through December 31, 2009
Operating Activities

Net loss	$(162,743)	$(162,631)	$(401,708)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	8,535	7,325	15,976
Gain on sale of marketable securities	(37,336)	(4,242)	(56,270)
Changes in operating assets and liabilities
Decrease (increase) in other assets	-	(2,300)	(2,300)
Increase (decrease) in margin account	(2,450)	434	-
Increase (decrease) in accounts payable	(1,856)	1,811	236
(Increase) in prepaid expenses	(500)	-	(500)
Decrease (increase) in related receivable	-	214	(1,246)

Net cash used by operating activities	(196,350)	(159,389)	(445,812)

Investing activities
Change in other investments	(407)	(2,450)	(2,857)
(Purchases) redemptions in certificates of deposit	97,222	(304,352)	(207,130)
Purchases of securities	(27,889)	(6,270)	(189,641)
Sales of securities	56,449	16,501	191,370
Purchase in intangible assets	-	(1,405)	(17,445)
Purchase of fixed assets	(2,477)	(10,901)	(14,797)

Net cash provided (used) by investing activities	122,898	(308,877)	(240,500)

The accompanying notes are an integral part of these consolidated financials.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont’d)

	Year Ended December 31, 2009	Year Ended December 31, 2008	From inception (March 25, 1999) through December 31, 2009
Financing activities
Due to related party	$4,428	$(2,018)	$4,609
Proceeds from sale of common stock	-	417,500	823,673

Cash provided by financing activities	4,428	415,482	828,282

Net increase in cash	(69,024)	(52,784)	141,970
Effect of foreign currency translation adjustment	3,637	(5,220)	564
Cash, beginning of period	207,921	265,925	-

Cash, end of period	$142,534	$207,921	$142,534

Supplemental information:

Interest paid	$2	$60	$139
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

HJS Technology, Inc. (A Development Stage Company), was incorporated on March 25, 1999, under the laws of the State of Nevada.  The Company developed a business plan around a concept entitled www.close2here.com.  This concept failed to get off the ground and the business plan was shut down in 2005.  On May 31, 2007, HJS Technology, Inc. changed its name to Game Plan Holdings, Inc. (the “Company”).  Game Plan Holdings owns and operates a social networking website, www.Hazzsports.com (“Hazzsports.com”).  Hazzsports.com is an online social networking website that offers an interactive resource for sports enthusiasts.  In accordance with ASC No. 915, the Company is considered to be in the development stage.

On December 31, 2007, a Reorganization Agreement was entered into by and between Game Plan Holdings Canada, a corporation formed under the laws of the country of Canada (“Game Plan Canada”), and Game Plan Holdings, Inc. (“Game Plan USA).  The agreement reorganized the capital structure of Game Plan Canada and Game Plan USA by exchanging all of Game Plan Canada Shares totaling 11,070,000 shares on a one-for-one basis with Game Plan USA shares held by existing shareholders of the Company.  Consequently, there were no new shares issued related to the 11,070,000 shares exchange by Game Plan USA to Game Plan Canada rather, certain shareholders of Game Plan USA exchange their previously issued shares to Game Plan Canada.  Under the Reorganization Agreement, Game Plan USA also agreed to the cancelation of 8,032,000 and 418,000 shares (total of 8,450,000 shares) of its common stock, as well as, transfer of 2,148,000 shares of common stock of Game Plan USA held by certain shareholders to the Company’s President, Charles Hazzard.  Upon completion of the Game Plan USA Reorganization and the exchange of the shares, all of the shares of Game Plan Canada were canceled and all the assets held by Game Plan Canada were assigned to Game Plan USA.  Prior to the Reorganization Agreement, Game Plan USA developed the social networking website. www.Hazzsports.com which was principally funded by Game Plan Canada through capital it had raised.  Since both Game Plan USA and Game Plan Canada were co-dependent upon each other both financially and intellectually prior to the Reorganization Agreement, the Company has accounted for this transaction as a recapitalization of both companies under a pooling of interest whereby the history of both companies have been integrated.

NOTE 2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis of Presentation

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes.  Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the related fee is reasonably assured.

Advertising

The Company expensed its advertising as incurred.  In 2009 and 2008, respectively, advertising expenses were $4,209 and $3,945.

Website

The Company officially launched its website on February 5, 2008 and capitalized the costs associated with its development until placed in service.  The Company’s capitalized website costs in 2009 and 2008 were $17,445.  The website is amortized over an estimated useful life of 3 years.  Amortization expense was $5,815 and $5,330 for the years ended December 31, 2009 and 2008, respectively.

Fair Value Accounting for Investments in Marketable Securities

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Estimated service lives of property and equipment are as follows:

Estimated
Description	Life
Computers	5 yr
Software	3 yr
Office Furniture	7 yr

Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, and marketable debt securities.  The primary focus of the Company’s investment strategy is to preserve capital and meet liquidity requirements.  The Company’s investment policy addresses the level of credit exposure by limiting the concentration in any one corporate issuer or sector.  To manage the risk exposure, the Company maintains its portfolio of cash and cash equivalents and short-term and long-term investments.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate.  There is no established trading market for our stock.

Other Comprehensive Income (Loss)

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.

NOTE 3.                      GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements the Company has no established source of revenue and has experienced recurring net operating losses.  This raises substantial doubt about the Company’s ability to continue as a going concern.  As shown on the accompanying financial statements, the Company has incurred a net loss of $401,708 for the period from inception (March 25, 1999) to December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.                      MARKETABLE SECURITIES AND INVESTMENTS

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.  During 2009, the Company did not record an impairment charge regarding its investment in marketable securities because, based on management’s evaluation of the circumstances, management believed that the decline in fair value below the cost of certain of the Company’s marketable securities was temporary.

Included in “Gain on sale of marketable securities” on the statements of operations are $37,336 and $4,242 realized gains for the years ended December 31, 2009 and 2008, respectively.  The Company recorded $108,451 and ($13,595) of other comprehensive income (loss) associated with unrealized (losses) net of tax effect, associated with unrealized losses on these investments during the years ended December 31, 2009 and 2008, respectively.

The following is a summary of available-for-sale marketable securities as of December 31, 2009 and 2008:

	2009

	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value

Equity securities	$54,539	$112,000	$(39,647)	$126,892

Total	$54,539	$112,000	$(39,647)	$126,892

	2008

	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value

Equity securities	$45,764	$0	$(36,099)	$9,665

Total	$45,764	$0	$(36,099)	$9,665

The following is a summary of the net unrealized gains and losses as presented in Other Comprehensive Income as of December 31, 2009 and 2008:

	2009

	Unrealized Gains	Unrealized (Losses) Short Term	Unrealized (Losses) Long Term	Other Comprehensive Income (Loss)
Description

Equity Securities	$112,000	$0	$(39,647)	$108,451

Total	$112,000	$0	$(39,647)	$108,451

	2008

	Unrealized Gains	Unrealized (Losses) Short Term	Unrealized (Losses) Long Term	Other Comprehensive Income (Loss)
Description

Equity Securities	$0	$(3,513)	$(32,586)	$(13,595)

Total	$0	$(3,513)	$(32,586)	$(13,595)

The following is a summary of the proceeds from sale of marketable securities and the gains or losses reclassified from Other Comprehensive Income (OCI) as of December 31 2009 and 2008:

	2009

	Proceeds From Sales	Gross Realized Gains	Gross Realized (Losses)	Gain or Loss Reclassified From OCI
Description

Equity Securities	$56,449	$37,436	$(100)	$37,336

Total	$56,449	$37,436	$(100)	$37,336

	2008

	Proceeds From Sales	Gross Realized Gains	Gross Realized (Losses)	Gain or Loss Reclassified From OCI
Description

Equity Securities	$16,501	$4,242	$0	$4,242

Total	$16,501	$4,242	$0	$4,242

The Company classifies securities that have a readily determinable fair value and are not bought and not held principally for the purpose of selling them in the near term as securities available-for-sale, pursuant to FASB ASC 320-10, Investments-Debt & Equity Securities.  Under FASB ASC 320-10, unrealized holding gains and losses for available-for-sale securities shall be excluded from earnings and reported in other comprehensive income until realized.

NOTE 5.                      PROPERTY AND EQUIPMENT

	2009	2008
Computers	$10,876	$8,399
Furniture & Fixtures	3,472	3,472
Software	449	449
Accumulated Depreciation	(4,833)	(2,111)

Property and Equipment, net	$9,965	$10,209

Depreciation expense was $2,720 and $1,995 for the years ended December 31, 2009 and 2008 respectively.

NOTE 6.                      INCOME TAXES

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes.  FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $140,598 which is calculated by multiplying a 35% estimated tax rate by the cumulative NOL of $401,708.  The total valuation allowance is a comparable $140,598.  Details for the two last year follow:

Year Ended December 31	2009	2008

Deferred Tax Asset	$140,598	$83,638
Valuation Allowance	(140,598)	(83,638)
Current Taxes Payable	0	0

Income Tax Expense	$0	$0

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration

2009	$162,743	2029
2008	$162,631	2028
2007	$76,334	2027

The Company has filed its first income tax return for the year ended December 31, 2007.

NOTE 7.                      STOCKHOLDERS’ EQUITY

Common Stock

On December 19, 2007, the Company effected a 110 for 1 forward split. All references in these financial statements and notes to the financial statements to number of shares and weighted average number of shares outstanding prior to this stock split have been adjusted on a retroactive basis.

On December 2, 2002, the company issued 10,930,000 shares (adjusted for stock split and cancelation of shares) of 0.001 par value stock to each of its original two shareholders.  On April 15, 2004, the two original shareholders broke out their stock certificates.  The original shares were cancelled and the founding two shareholders each retained 42% ownership and an additional 32 shareholders were transferred shares, representing a total of 16% of the original shares outstanding.

Game Plan Holdings, Canada sold the following stock in 2007:
	Price/Share	# of shares
on January 23, 2007	0.0001	8,000,000
on January 26, 2007	0.001	1,200,000
on January 29, 2007	0.002	500,000
on February 02, 2007	0.2	150,000
on February 06, 2007	0.25	50,000
on February 06, 2007	0.3	50,000
on February 09, 2007	0.3	140,000
on February 09, 2007	0.3	70,000
on February 12, 2007	0.3	35,000
on March 15, 2007	0.3	150,000
on March 29, 2007	0.35	20,000
on April 15, 2007	0.35	30,000
on April 20, 2007	0.35	60,000
on April 22, 2007	0.35	25,000
on May 20, 2007	0.35	265,000
on June 15, 2007	0.35	50,000
on July 1, 2007	0.35	150,000
on November 1, 2007	0.4	75,000
on December 15, 2007	0.3	50,000
		11,070,000

These 11,070,000 shares have a 0.001 par value and the Company received $436,173.

On December 31, 2007 pursuant to the reorganization agreement 8,450,000 shares were cancelled.

On December 31, 2007 the Game Plan Canada shares were exchanged for 11,070,000 of Game Plan USA shares of common stock held by existing shareholders of the Company, resulting in no new share issuance.  Also, certain shareholders of the Company transferred 2,148,000 shares of the Game Plan USA common stock to its President, Charles Hazzard.  On December 31, 2007 all the Game Plan Cananda shares were cancelled and all assets held by Game Plan Holdings Canada were assigned to Game Plan Holdings, Inc.

During 2008 the following stock was sold:

	Price/Share	# of shares
on February 22, 2008	$0.50	100,000
on March 12, 2008	$0.75	450,000
		550,000

These 550,000 shares have a 0.001 par value and the Company received $387,500.

The following is a summary of the balance sheets of Game Plan Holdings, US and Game Plan Holdings, Canada prior to the reorganization on December 31, 2007:

	US	Canada
Assets:
Cash	$258,769	$7,156
Securities	-	29,249
Other receivable	113	1,347
Due from Game Plan Holdings, US	-	329,970
Equipment, net	1,303	-

Total Assets	260,185	367,722

Liabilities:
Accounts payable	281	-
Due to Related Party	2,199	-
Margin payable	-	2,016
Due to Game Plan Holdings, Canada	329,970	-

Total Liabilities	332,450	2,016

Stockholders equity:
Common Stock	-	13,550
Paid in Capital	-	422,623
Unrealized Gain/(Loss)	-	(22,505)
Other comprehensive income/(loss)	-	2,147
Stock Subscription receivable	-	(30,000)
Accumulated deficit	(56,225)	(20,109)

Total stockholders' equity	$(56,225)	$365,706

Total Liabilities and Stockholders' Equity	$276,225	$367,722

NOTE 8.                      RELATED PARTY TRANSACTIONS

At December 31, 2009, the Company owes a shareholder $4,609 for reimbursement of company expenses paid for by the shareholder/director.

At December 31, 2009, the Company had related party receivable of $1,246 for a loan to a relative of one of the shareholders.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

The Company was provided with management consulting services by three of the shareholders during 2009, 2008 and 2007 totaling $0, $7,725 and $38,000, respectively.

NOTE 9.                      OPERATING LEASES

The Company leases a car.  The payment is $1,079.13 per month until December 11, 2010.  Lease expense for both years ending December 31, 2009 and 2008 was $12,950.

The company has a lease for its office rent.  The payment is $2,300 per months through March 30, 2011.  Rent expense for the years ending December 31, 2009 and 2008 was $27,600 and $24,406, respectively.

The future lease obligations for the Company are:

2010	$40,550
2011	18,771

$59,321

NOTE 10.                      RISK CONCENTRATION

The Company has its cash and Certificates of Deposits only in FDIC insured accounts. The FDIC insures deposit accounts up to $250,000.  The Company does not have any cash balances that are not covered by the FDIC deposit insurance.

NOTE 11.                      RECENT PRONOUNCEMENTS

On May 28, 2009 the FASB issued FASB ASC 855-10, “Subsequent Events”. FASB ASC 855-10 should not result in significant changes in the subsequent events that an entity reports. Rather, FASB ASC 855-10 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

In June 2009, the FASB issued FASB ASC 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification™ (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP), aside from those issued by the SEC.  The Codification became effective for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification when referring to GAAP for the fiscal period ending December 31, 2009.  The adoption of the Codification did not have an impact on the Company’s financial position or results of operations.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820):  Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.”  This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3.  The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 12.                      SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 5, 2010, the date that these financial statements were issued.  The Company has determined that there were no events that warrant disclosure or recognition in the financial statements.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$87,102	$142,534
Certificates of deposit	207,539	207,130
Marketable securities	54,945	126,892
Other assets	2,954	2,857
Prepaid expenses	-	500
Related party receivable	1,246	1,246

Total current assets	353,786	481,159

Property and equipment, net	9,283	9,966

Intangible assets
Website, net	4,866	6,300

Other assets
Security deposit	2,300	2,300

Total assets	$370,235	$499,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Due to a related party	$1,006	$4,609
Accounts payable and other payables	159	236

Total current liabilities	1,165	4,845

Stockholders' equity
Common stock, authorized 100,000,000 shares, par value $0.001, issued and outstanding at March 31, 2010 and December 31, 2009 is 14,100,000 and 14,100,000 respectively	14,100	14,100

Additional paid in capital	809,573	809,573

Accumulated other comprehensive income (loss)	(6,433)	72,915

Deficit accumulated during the development stage	(448,170)	(401,708)

Total stockholders' equity	369,070	494,880

Total liabilities and stockholders' equity	$370,235	$499,725

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31 2010	Three Months Ended March 31 2009	From inception (March 25, 1999) through March 31, 2010
Revenue	$-	$4,100	$6,608

Operating expenses
General and administrative	28,202	25,790	367,642
Computer and website expenses	6,678	6,210	58,288
Officers wages	12,000	15,000	112,000

Total operating expenses	46,880	47,000	537,930

Other income (expenses)
Other income	-	-	151
Gain (loss) on sale of marketable securities	-	(100)	56,270
Interest income	-	2,005	26,492
Foreign currency transaction loss	-		(5)
Interest expense	(418)	(2)	(174)

Total other income (expenses)	(418)	1,903	82,734

Net loss	$(46,462)	$(40,997)	$(448,170)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	873	(3,183)	1,437
Unrealized gains (losses) on securities	(80,221)	596	(7,870)

Other comprehensive loss	(79,348)	(2,587)	(6,433)

Comprehensive loss	$(125,810)	$(43,584)	$(454,603)

Basic (loss) per share	(0.01)	(0.01)

Weighted average number of shares	14,100,000	14,100,000

The accompanying notes are an integral part of these statements

 GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
(UNAUDITED)

						Accumulated
						Other
	Price			Paid in	Subscriptions	Comprehensive	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	Income (Loss)	Deficit	Equity
Balance, March 25, 1999		-	$-	$-	$-	$-	$-	$-

Balance, December 31, 1999

Net loss		-	-	-	-	-	-	-

Balance, December 31, 2000

Net loss		-	-	-	-	-	-	-

Balance, December 31, 2001		-	-	-	-	-	-	-

Common stock issued to founders December 2, 2002		10,930,000	10,930	(10,930)				-

Net loss

Balance, December 31, 2002		10,930,000	10,930	(10,930)	-	-	-	-

Net loss

Balance, December 31, 2003		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2004		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2005		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2006		10,930,000	10,930	(10,930)	-	-	-	-

Common Shares issued for cash in private placement in Game Plan Holdings, Canada
on January 23, 2007	0.0001	8,000,000	8,000	(7,200)				800
on January 26, 2007	0.001	1,200,000	1,200	-				1,200
on January 29, 2007	0.002	500,000	500	500				1,000
on February 02, 2007	0.2	150,000	150	29,850				30,000
on February 06, 2007	0.25	50,000	50	12,450				12,500
on February 06, 2007	0.3	50,000	50	14,950				15,000
on February 09, 2007	0.3	140,000	140	41,860				42,000
on February 09, 2007 (canadian)	0.3	70,000	70	23,103				23,173
on February 12, 2007	0.3	35,000	35	10,465				10,500
on March 15, 2007	0.3	150,000	150	44,850				45,000
on March 29, 2007	0.35	20,000	20	6,980				7,000
on April 15, 2007	0.35	30,000	30	10,470				10,500
on April 20, 2007	0.35	60,000	60	20,940				21,000
on April 22, 2007	0.35	25,000	25	8,725				8,750
on May 20, 2007	0.35	265,000	265	92,485				92,750
on June 15, 2007	0.35	50,000	50	17,450				17,500
on July 1, 2007	0.35	150,000	150	52,350				52,500
on November 1, 2007	0.4	75,000	75	29,925	(30,000)			-
on December 15, 2007	0.3	50,000	50	14,950				15,000

Cancellation of 8,450,000 shares related to reorganization on December 31, 2007		(8,450,000)	(8,450)	8,450

Unrealized Gain/Loss on Securities						(22,505)		(22,505)

Foreign Currency Translation						2,147		2,147

Net loss							(76,334)	(76,334)

Balance, December 31, 2007		13,550,000	13,550	422,623	(30,000)	(20,358)	(76,334)	309,481

Common shares issued for cash:
on January 03, 2008					30,000			30,000
on February 22, 2008	0.5	100,000	100	49,900				50,000
on March 12, 2008	0.75	450,000	450	337,050				337,500

Foreign currency translation						(5,220)		(5,220)

Net change in Unrealized Gain/Loss on Securities						(13,595)		(13,595)

Net loss							(162,631)	(162,631)

Balance, December 31, 2008		14,100,000	$14,100	$809,573	$-	$(39,173)	$(238,965)	$545,535

Foreign currency translation						3,637		3,637

Net change in Unrealized Gain/Loss on Securities						108,451		108,451

Net loss							(162,743)	(162,743)

Balance, December 31, 2009		14,100,000	$14,100	$809,573	$-	$72,915	$(401,708)	$494,880

Foreign currency translation						873		873

Net change in Unrealized Gain/Loss on Securities						(80,221)		(80,221)

Net (Loss)							(46,462)	(46,462)

Balance, March 31, 2010 (unaudited)		14,100,000	$14,100	$809,573	$-	$(6,433)	$(448,170)	$369,070

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009	From inception (March 25, 1999) through March 31, 2010
Operating Activities
Net loss	$(46,462)	$(40,997)	$(448,170)
Adjustments to reconcile net loss to net cash used
by operating activities:
Gain on sale of marketable securities	-	-	(56,270)
Depreciation and amortization	2,119	679	18,093
Changes in operating assets and liabilities
Decrease (increase) in other assets	-	-	(2,300)
Increase (decrease) in accounts payable	(77)	(64)	159
(Increase) decrease in prepaid expenses	500	-	-
Decrease (increase) in related receivable	-	-	(1,246)

Net cash used by operating activities	(43,920)	(40,382)	(485,134)

Investing activities
Change in other investments	-	-	(2,954)
(Purchase) redemption in certificates of deposit	(409)	(1,628)	(207,539)
Purchases of securities	(7,500)	-	(196,478)
Sales of securities	-	-	191,370
Purchase in intangible assets	-	-	(17,445)
Purchase of fixed assets	-	(2,477)	(14,797)

Net cash used by investing activities	(7,909)	(4,105)	(247,843)

Financing activities
Due to related party	(3,603)	(182)	1,006
Proceeds from sale of common stock	-	-	823,673

Cash provided (used) by financing activities	(3,603)	(182)	824,679

Net increase in cash	(55,432)	(44,669)	87,102
Cash, beginning of period	142,534	207,921	-

Cash, end of period	$87,102	$163,252	$87,102

Supplemental information:
Interest paid	$-	$-	$139
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these statements

Game Plan Holdings, Inc
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

HJS Technology, Inc. (A Development Stage Company) was incorporated on March 25, 1999 under the laws of the State of Nevada.  The Company developed a business plan around a concept entitled www.close2here.com.  This concept failed to get off the ground and the business plan was shut down in 2005.  On May 31, 2007 HJS Technology, Inc. changed its name to Game Plan Holdings, Inc. (the “Company”).  Game Plan Holdings owns and operates a social networking website, www.Hazzsports.com (“Hazzsports.com”).  Hazzsports.com is an online social networking website that offers an interactive resource for sports enthusiasts. In accordance with ASC No. 915 the Company is considered to be in the development stage.

On December 31, 2007 a Reorganization Agreement was entered into by and between Game Plan Holdings Canada, a corporation formed under the laws of the country of Canada (“Game Plan Canada”), and Game Plan Holdings, Inc. (“Game Plan USA). The agreement reorganized the capital structure of Game Plan Canada and Game Plan USA by exchanging all of Game Plan Canada Shares totaling 11,070,000 shares on a one-for-one basis with Game Plan USA shares held by existing shareholders of the Company.  Consequently, there were no new shares issued related to the 11,070,000 shares exchanged by Game Plan USA to Game Plan Canada rather, certain shareholders of Game Plan USA exchanged their previously issued shares to Game Plan Canada.  Under the Reorganization Agreement, Game Plan USA also agreed to the cancelation of 8,032,000 and 418,000 shares (total of 8,450,000 shares) of its common stock, as well as, transfer of 2,148,000 shares of common stock of Game Plan USA held by certain shareholders to the Company’s President, Charles Hazzard.  Upon completion of the Game Plan USA Reorganization and the exchange of the shares, all of the shares of Game Plan Canada were canceled and all the assets held by Game Plan Canada were assigned to Game Plan USA.  Prior to the Reorganization Agreement, Game Plan USA developed the social networking website www.Hazzsports.com which was principally funded by Game Plan Canada through capital it had raised.  Since both Game Plan USA and Game Plan Canada were co-dependent upon each other both financially and intellectually prior to the Reorganization Agreement, the Company has accounted for this transaction as a recapitalization of both companies under a pooling of interest whereby the history of both companies have been integrated.

NOTE 2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis of Presentation

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under ASC 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the related fee is reasonably assured.

Advertising

The Company expensed its advertising as incurred.  In the periods ended March 31, 2010 and 2009, respectively, advertising expenses were $1,709 and $105.

Website

The Company officially launched its website on February 5, 2008 and capitalized the costs associated with its development until placed in service.  The Company’s capitalized website costs in 2009 and 2008 were $17,445.  The website is amortized over an estimated useful life of 3 years.  Amortization expense was $1,434 and $1,454 for the three months ended March 31, 2010 and 2009, respectively.

Fair Value Accounting for Investments in Marketable Securities

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Estimated service lives of property and equipment are as follows:

Estimated
Description	Life
Computers	5 yr
Software	3 yr
Office Furniture	7 yr

Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, and marketable debt securities. The primary focus of the Company’s investment strategy is to preserve capital and meet liquidity requirements. The Company’s investment policy addresses the level of credit exposure by limiting the concentration in any one corporate issuer or sector. To manage the risk exposure, the Company maintains its portfolio of cash and cash equivalents and short-term and long-term investments.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

Other Comprehensive Income (Loss)

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.

NOTE 3.                      GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements the Company has no established source of revenue and has experienced recurring net operating losses.  This raises substantial doubt about the Company’s ability to continue as a going concern.  As shown on the accompanying financial statements, the Company has incurred a net loss of $448,170 for the period from inception (March 25, 1999) to March 31, 2010. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4.                      MARKETABLE SECURITIES AND INVESTMENTS

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.  During 2009, the Company did not record an impairment charge regarding its investment in marketable securities because, based on management’s evaluation of the circumstances, management believed that the decline in fair value below the cost of certain of the Company’s marketable securities was temporary.

Included in “Loss on sale of marketable securities” on the statements of operations are $-0- and $100 realized gains for the three months ended March 31, 2010 and 2009, respectively.  The Company recorded $(80,221)  and $596 of other comprehensive income (loss) associated with unrealized (losses) net of tax effect, on these investments during the three months ended March 31, 2010 and 2009, respectively.

The following is a summary of available-for-sale marketable securities as of March 31, 2010 and December 31,  2009:

	March 31, 2010
	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value
Equity securities	$62,814	$31,500	$(39,369)	$54,945

Total	$62,814	$31,500	$(39,369)	$54,945

	December 31, 2009
	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value
Equity securities	$54,539	$112,000	$(39,647)	$126,892

Total	$54,539	$112,000	$(39,647)	$126,892

The following is a summary of the net unrealized gains and losses as presented in Other Comprehensive Income as of March 31, 2010 and December 31, 2009:

	March 31, 2010
		Unrealized	Unrealized	Other
	Unrealized	(Losses)	(Losses)	Comprehensive
Description	Gains	Short Term	Long Term	Income (Loss)
Equity Securities	$31,500	$0	$(39,369)	$(7,870)

Total	$31,500	$0	$(39,369)	$(7.870)

	December 31, 2009
		Unrealized	Unrealized	Other
	Unrealized	(Losses)	(Losses)	Comprehensive
Description	Gains	Short Term	Long Term	Income (Loss)
Equity Securities	$112,000	$0	$(39,647)	$72,353

Total	$112,000	$0	$(39,647)	$72,353

The following is a summary of the proceeds from sale of marketable securities and the gains or losses reclassified from Other Comprehensive Income (OCI) as of March 31 2010 and 2009:

	March 31, 2010
	Proceeds	Gross	Gross	Gain or (Loss)
	From	Realized	Realized	Reclassified
Description	Sales	Gains	(Losses)	From O.C.I
Equity securities	$0	$0	$0	$0

Total	$0	$0	$0	$0

	March 31, 2009
	Proceeds	Gross	Gross	Gain or (Loss)
	From	Realized	Realized	Reclassified
Description	Sales	Gains	(Losses)	From O.C.I.
Equity securities	$2,350	$2,450	$(100)	$0

Total	$2,350	$2,450	$(100)	$0

The Company classifies securities that have a readily determinable fair value and are not bought and not held principally for the purpose of selling them in the near term as securities available-for-sale, pursuant to FASB ASC 320-10, Investments-Debt & Equity Securities.  Under FASB ASC 320-10, unrealized holding gains and losses for available-for-sale securities shall be excluded from earnings and reported in other comprehensive income until realized.

NOTE 5.                      PROPERTY AND EQUIPMENT

	03/31/10	12/31/09
Computers	$10,876	$10,876
Furniture & Fixtures	3,472	3,472
Software	449	449
Accumulated Depreciation	(5,514)	(4,831)

Property and Equipment, net	$9,283	$9,966

Depreciation expense was $683 for the three months ending March 31, 2010 and $2,720 for the twelve months ending December 31, 2009.

NOTE 6.                      INCOME TAXES

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes.  FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $156,860 which is calculated by multiplying a 35% estimated tax rate by the cumulative NOL of $448,170.  The total valuation allowance is a comparable $156,860.  Details for the two last periods follow:

For the period March 31, 2010 and December 31 2009	03/31/10	12/31/09
Deferred Tax Asset	156,860	140,598
Valuation Allowance	(156,860)	(140,598)
Current Taxes Payable	0	0
Income Tax Expense	0	0

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2010	46,462	2030
2009	162,743	2029
2008	162,631	2028
2007	76,334	2027

The Company has filed its first income tax return for the year ended December 31, 2007.

NOTE 7.                      STOCKHOLDERS’ EQUITY

Common Stock

On December 19, 2007, the Company effected a 110 for 1 forward split. All references in these financial statements and notes to the financial statements to number of shares and weighted average number of shares outstanding prior to this stock split have been adjusted on a retroactive basis.

On December 2, 2002, the company issued 10,930,000 shares (adjusted for stock split and cancelation of shares) of 0.001 par value stock to each of its original two shareholders.  On April 15, 2004, the two original shareholders broke out their stock certificates. The original shares were cancelled and the founding two shareholders each retained 42% ownership and an additional 32 shareholders were transferred shares, representing a total of 16% of the original shares outstanding.

Game Plan Holdings, Canada sold the following stock in 2007:

	Price/Share	# of shares
on January 23, 2007	0.0001	8,000,000
on January 26, 2007	0.001	1,200,000
on January 29, 2007	0.002	500,000
on February 02, 2007	0.2	150,000
on February 06, 2007	0.25	50,000
on February 06, 2007	0.3	50,000
on February 09, 2007	0.3	140,000
on February 09, 2007	0.3	70,000
on February 12, 2007	0.3	35,000
on March 15, 2007	0.3	150,000
on March 29, 2007	0.35	20,000
on April 15, 2007	0.35	30,000
on April 20, 2007	0.35	60,000
on April 22, 2007	0.35	25,000
on May 20, 2007	0.35	265,000
on June 15, 2007	0.35	50,000
on July 1, 2007	0.35	150,000
on November 1, 2007	0.4	75,000
on December 15, 2007	0.3	50,000
		11,070,000

These 11,070,000 shares have a 0.001 par value and the Company received $436,173.

On December 31, 2007 pursuant to the reorganization agreement 8,450,000 shares were cancelled.

On December 31, 2007 the Game Plan Canada shares were exchanged for 11,070,000 of Game Plan USA shares of common stock held by existing shareholders of the Company, resulting in no new share issuance.  Also, certain shareholders of the Company transferred 2,148,000 shares of the Game Plan USA common stock to its President, Charles Hazzard.  On December 31, 2007 all the Game Plan Canada shares were cancelled and all assets held by Game Plan Holdings Canada were assigned to Game Plan Holdings, Inc.

During 2008 the following stock was sold:

	Price/Share	# of shares
on February 22, 2008	$ 0.50	100,000
on March 12, 2008	$ 0.75	450,000
		550,000

These 550,000 shares have a 0.001 par value and the Company received $387,500.

The following is a summary of the balance sheets of Game Plan Holdings, US and Game Plan Holdings, Canada prior to the reorganization on December 31, 2007:

	US	Canada
Assets:
Cash	$258,769	$7,156
Securities	-	29,249
Other receivable	113	1,347
Due from Game Plan Holdings, US	-	329,970
Equipment, net	1,303	-

Total Assets	$260,185	$367,722

Liabilities:
Accounts payable	281	-
Due to Related Party	2,199	-
Margin payable	-	2,016
Due to Game Plan Holdings, Canada	329,970	-
Total Liabilities	332,450	2,016

Stockholders equity:
Common Stock	-	13,550
Paid in Capital	-	422,623
Unrealized Gain/(Loss)	-	(22,505)
Other comprehensive income/(loss)	-	2,147
Stock Subscription receivable	-	(30,000)
Accumulated deficit	(56,225)	(20,109)

Total stockholders' equity	(56,225)	365,706

Total Liabilities and Stockholders' Equity	$276,225	$367,722

NOTE 8.                      RELATED PARTY TRANSACTIONS

At March 31, 2010,  the Company owes a shareholder/director $1,006 for reimbursement of company expenses paid for by the shareholder/director on behalf of the Company .

At March 31, 2010, the Company had related party receivable of $1,246 for a loan to a relative of one of the shareholders.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

The Company was provided with management consulting services by three of the shareholders during the quarter ended March 31, 2010,and the years ended 2009, 2008 and 2007 totaling $12,000, 0, $7,725 and $38,000, respectively.

NOTE 9.                      OPERATING LEASES

The Company leases a car.  The payment is $1,079.13 per month until December 11, 2010.  Lease expense for both periods ending March 31, 2010 and 2009 was $3,237.

The company has a lease for its office rent.  The payment is $2,300 per month through March 30, 2011.  Rent expense for both periods ending March 31, 2010 and 2009 was $6,900.

The future lease obligations for the Company are:

2010	30,413
2011	18,771
$ 49,184

NOTE 10.                      RISK CONCENTRATION

The Company has its cash and Certificates of Deposits only in FDIC insured accounts. The FDIC insures deposit accounts up to $250,000.  The Company does not have any cash balances that are not covered by the FDIC deposit insurance.

NOTE 11. RECENT PRONOUNCEMENTS

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of  Game Plan Holdings, Inc .

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855), amending guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended March 31, 2010. The adoption of this guidance did not have a material impact on our financial statements.

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$159,137	$142,534
Certificates of deposit	103,846	207,130
Marketable securities	40,660	126,892
Other assets	2,856	2,857
Prepaid expenses	-	500
Related party receivable	1,246	1,246

Total current assets	307,745	481,159

Property and equipment, net	8,599	9,966

Intangible assets
Website, net	3,431	6,300

Other assets
Security deposit	2,300	2,300

Total assets	$322,075	$499,725

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Due to a related party	$950	$4,609
Accounts payable and other payables	2,017	236

Total current liabilities	2,967	4,845

Stockholders' equity
Common stock, authorized 100,000,000 shares, par value
$0.001, issued and outstanding at June 30, 2010
and December 31, 2009 is 14,100,000 and 14,100,000 respectively	14,100	14,100

Additional paid in capital	809,573	809,573
Accumulated other comprehensive income (loss)	(13,317)	72,915
Deficit accumulated during the
development stage	(491,248)	(401,708)

Total stockholders' equity	319,108	494,880

Total liabilities and stockholders' equity	$322,075	$499,725

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended June 30 2010	Three Months Ended June 30 2009	Six Months Ended June 30 2010	Six Months Ended June 30 2009	From inception March 25, 1999) through June 30 2010

Revenue	$-	$2,203	$-	$6,303	$6,608

Operating expenses
General and administrative	28,593	25,605	56,797	51,338	396,237
Computer and website expenses	6,253	6,271	12,931	12,481	64,541
Officers wages	12,000	15,000	24,000	30,000	124,000

Total operating expenses	46,846	46,876	93,728	93,819	584,778

Other Income (expenses)
Other Income	-	-	-	-	151
Gain (loss) on sale of marketable securities	3,454	-	3,454	(100)	59,724
Interest income	316	1,629	734	3,633	27,226
Foreign currency transaction loss	-	-	-	-	(5)
Interest expense	-	-	-	-	(174)

Total other Income (expenses)	2,770	1,629	4,188	3,533	86,922

Net loss	$(43,076)	$(43,044)	$(89,540)	$(83,982)	$(491,248)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(882)	346	(9)	(1,461)	555
Unrealized losses on securities	(6,003)	(1,722)	(86,223)	(1,143)	(13,872)

Other comprehensive loss	(6,885)	(1,376)	(86,232)	(2,604)	(13,317)

Comprehensive loss	$(49,961)	$(44,420)	$(175,772)	$(86,586)	$(504,565)

Basic loss per share	(0.01)	(0.01)	(0.01)	(0.01)

Weighted average number of shares	14,100,000	14,100,000	14,100,000	14,100,000

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM DECEMBER 31, 2001 THROUGH JUNE 30, 2010
(UNAUDITED)

	Price			Paid in	Subscriptions	Accumulated Other Comprehensive Income	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	(Loss)	Deficit	Equity

Balance, March 25, 1999		-	$-	$-	$-	$-	$-	$-

Balance, December 31, 1999

Net loss		-	-	-	-	-	-	-

Balance, December 31, 2000

Net loss		-	-	-	-	-	-	-

Balance, December 31, 2001		-	-	-	-	-	-	-

Common stock issued to founders
December 2, 2002		10,930,000	10,930	(10,930)				-

Net loss

Balance, December 31, 2002		10,930,000	10,930	(10,930)	-	-	-	-

Net loss

Balance, December 31, 2003		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2004		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2005		10,930,000	10,930	(10,930)	-	-	-	-

Net loss						-	-	-

Balance, December 31, 2006		10,930,000	10,930	(10,930)	-	-	-	-

Common Shares issued for
cash in private placement in Game Plan Holdings, Canada
on January 23, 2007	0.0001	8,000,000	8,000	(7,200)				800
on January 26, 2007	0.001	1,200,000	1,200	-				1,200
on January 29, 2007	0.002	500,000	500	500				1,000
on February 02, 2007	0.2	150,000	150	29,850				30,000
on February 06, 2007	0.25	50,000	50	12,450				12,500
on February 06, 2007	0.3	50,000	50	14,950				15,000
on February 09, 2007	0.3	140,000	140	41,860				42,000
on February 09, 2007 (canadian)	0.3	70,000	70	23,103				23,173
on February 12, 2007	0.3	35,000	35	10,465				10,500
on March 15, 2007	0.3	150,000	150	44,850				45,000
on March 29, 2007	0.35	20,000	20	6,980				7,000
on April 15, 2007	0.35	30,000	30	10,470				10,500
on April 20, 2007	0.35	60,000	60	20,940				21,000
on April 22, 2007	0.35	25,000	25	8,725				8,750
on May 20, 2007	0.35	265,000	265	92,485				92,750
on June 15, 2007	0.35	50,000	50	17,450				17,500
on July 1, 2007	0.35	150,000	150	52,350				52,500
on November 1, 2007	0.4	75,000	75	29,925	(30,000)			-
on December 15, 2007	0.3	50,000	50	14,950				15,000

Cancellation of 8,450,000 shares related
to reorganization on December 31, 2007		(8,450,000)	(8,450)	8,450

Unrealized Gain/Loss on Securities						(22,505)		(22,505)

Foreign Currency Translation						2,147		2,147

Net loss							(76,334)	(76,334)

Balance, December 31, 2007		13,550,000	13,550	422,623	(30,000)	(20,358)	(76,334)	309,481

Common shares issued for cash:
on January 03, 2008					30,000			30,000
on February 22, 2008	0.5	100,000	100	49,900				50,000
on March 12, 2008	0.75	450,000	450	337,050				337,500

Foreign currency translation						(5,220)		(5,220)

Net change in Unrealized Gain/Loss on Securities						(13,595)		(13,595)

Net loss							(162,631)	(162,631)

Balance, December 31, 2008		14,100,000	14,100	809,573	-	(39,173)	(238,965)	545,535

Foreign currency translation						3,637		3,637

Net change in Unrealized Gain/Loss on Securities						108,451		108,451

Net loss							(162,743)	(162,743)

Balance, December 31, 2009		14,100,000	14,100	809,573	-	72,915	(401,708)	494,880

Foreign currency translation						(9)		(9)

Net change in Unrealized Gain/Loss on Securities						(86,223)		(86,223)

Net (Loss)							(89,540)	(89,540)

Balance, June 30, 2010		14,100,000	$14,100	$809,573	$-	$(13,317)	$(491,248)	$319,108

The accompanying notes are an integral part of these statements

GAME PLAN HOLDINGS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

			From inception on
	Six Months	Six Months	March 25, 1999
	Ended	Ended	through
	June 30,	June 30,	June 30,
	2010	2009	2010
Operating Activities

Net loss	$(89,540)	$(83,982)	$(491,248)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	4,236	1,361	20,212
(Gain) on sale of marketable securities	(3,454)	-	(59,724)
Changes in operating assets and liabilities
Decrease (increase) in other assets	-	-	(2,300)
Increase (decrease) in accounts payable	1,781	(367)	2,017
Decrease in prepaid expenses	500	-	-
Decrease (increase) in related receivable	-	-	(1,246)

Net cash used in operating activities	(86,477)	(82,988)	(532,289)

Investing activities
Change in other investments	1	206	(2,856)
(Purchases) redemptions of certificates of deposit	103,284	98,523	(103,846)
Purchases of securities	(7,500)	(5,052)	(197,141)
Sales of securities	10,954	4,853	202,888
Purchase of intangible assets	-	-	(17,445)
Purchase of fixed assets	-	(2,477)	(14,797)

Net cash (used in) provided by investing activities	106,739	96,053	(133,197)

Financing activities
Due to related party	(3,659)	474	950
Proceeds from sale of common stock	-	-	823,673

Cash provided by financing activities	(3,659)	474	824,623

Net increase in cash	16,603	13,539	159,137
Cash, beginning of period	142,534	207,921	-

Cash, end of period	$159,137	$221,460	$159,137

Supplemental information:
Interest paid	$-	$-	$139
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these statements

Game Plan Holdings, Inc
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

HJS Technology, Inc. (A Development Stage Company) was incorporated on March 25, 1999 under the laws of the State of Nevada.  The Company developed a business plan around a concept entitled www.close2here.com.  This concept failed to get off the ground and the business plan was shut down in 2005.  On May 31, 2007, HJS Technology, Inc. changed its name to Game Plan Holdings, Inc. (the “Company”).  Game Plan Holdings owns and operates a social networking website, www.Hazzsports.com (“Hazzsports.com”).  Hazzsports.com is an online social networking website that offers an interactive resource for sports enthusiasts. In accordance with ASC No. 915 the Company is considered to be in the development stage.

On December 31, 2007, a Reorganization Agreement was entered into by and between Game Plan Holdings Canada, a corporation formed under the laws of the country of Canada (“Game Plan Canada”), and Game Plan Holdings, Inc. (“Game Plan USA). The agreement reorganized the capital structure of Game Plan Canada and Game Plan USA by exchanging all of Game Plan Canada Shares totaling 11,070,000 shares on a one-for-one basis with Game Plan USA shares held by existing shareholders of the Company.  Consequently, there were no new shares issued related to the 11,070,000 shares exchange by Game Plan USA to Game Plan Canada rather, certain shareholders of Game Plan USA exchange their previously issued shares to Game Plan Canada.  Under the Reorganization Agreement, Game Plan USA also agreed to the cancelation of 8,032,000 and 418,000 shares (total of 8,450,000 shares) of its common stock, as well as, transfer of 2,148,000 shares of common stock of Game Plan USA held by certain shareholders to the Company’s President, Charles Hazzard.  Upon completion of the Game Plan USA Reorganization and the exchange of the shares, all of the shares of Game Plan Canada were canceled and all the assets held by Game Plan Canada were assigned to Game Plan USA.  Prior to the Reorganization Agreement, Game Plan USA developed the social networking website. www.Hazzsports.com which was principally funded by Game Plan Canada through capital it had raised.  Since both Game Plan USA and Game Plan Canada were co-dependent upon each other both financially and intellectually prior to the Reorganization Agreement, the Company has accounted for this transaction as a recapitalization of both companies under a pooling of interest whereby the history of both companies have been integrated.

NOTE 2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis of Presentation

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the related fee is reasonably assured.

Advertising

The Company expensed its advertising as incurred.  In the six months ending June 30, 2010 and 2009, respectively, advertising expenses were $1,769 and $266.

Website

The Company officially launched its website on February 5, 2008 and capitalized the costs associated with its development until placed in service.  The Company’s capitalized website costs in 2009 and 2008 were $17,445.  The website is amortized over an estimated useful life of 3 years.  Amortization expense was $2,868 and $2,908 for the six months ended June 30, 2010 and 2009, respectively.

Fair Value Accounting for Investments in Marketable Securities

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Estimated service lives of property and equipment are as follows:

Estimated
Description	Life
Computers	5 yr
Software	3 yr
Office Furniture	7 yr

Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, and marketable debt securities. The primary focus of the Company’s investment strategy is to preserve capital and meet liquidity requirements. The Company’s investment policy addresses the level of credit exposure by limiting the concentration in any one corporate issuer or sector. To manage the risk exposure, the Company maintains its portfolio of cash and cash equivalents and short-term and long-term investments.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

Other Comprehensive Income (Loss)

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.

NOTE 3.                      GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements the Company has no established source of revenue and has experienced recurring net operating losses.  This raises substantial doubt about the Company’s ability to continue as a going concern.  As shown on the accompanying financial statements, the Company has incurred a net loss of $491,248 for the period from inception (March 25, 1999) to June 30, 2010. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.                      MARKETABLE SECURITIES AND INVESTMENTS

Marketable securities held by Canaccord and MorganStanley SmithBarney (the holding companies) are held for an indefinite period of time and thus are classified as available-for-sale securities.  Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale-securities.  Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss).  Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers.  During 2009, the Company did not record an impairment charge regarding its investment in marketable securities because, based on management’s evaluation of the circumstances, management believed that the decline in fair value below the cost of certain of the Company’s marketable securities was temporary.

Included in “Gain (loss) on sale of marketable securities” on the statements of operations are $3,454 and $(100) realized gains (losses) for the six months ended June 30, 2010 and 2009, respectively.  The Company recorded $(86,223) and $(2,604) of other comprehensive income (loss) associated with unrealized (losses) net of tax effect, on these investments during the six months ended June 30, 2010 and 2009, respectively.

The following is a summary of available-for-sale marketable securities as of June 30, 2010 and December 31, 2009:

	June 30, 2010
	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value
Equity securities	$54,532	$24,000	$(37,872)	$40,660
Total	$54,532	$24,000	$(37,872)	$40,660

	December 31, 2009
	Cost	Unrealized Gain	Unrealized (Losses)	Market or Fair Value
Equity securities	$54,539	$112,000	$(39,647)	$126,892
Total	$54,539	$112,000	$(39,647)	$126,892

The following is a summary of the net unrealized gains and losses as presented in Other Comprehensive Income as of June 30, 2010 and December 31, 2009:

	June 30, 2010
		Unrealized	Unrealized	Other
	Unrealized	(Losses)	(Losses)	Comprehensive
Description	Gains	Short Term	Long Term	Income (Loss)
Equity Securities	$24,000	$0	$(37,872)	$(86,223)
Total	$24,000	$0	$(37,872)	$(86,223)

	December 31, 2009
		Unrealized	Unrealized	Other
	Unrealized	(Losses)	(Losses)	Comprehensive
Description	Gains	Short Term	Long Term	Income (Loss)
Equity Securities	$112,000	$0	$(39,647)	$108,451
Total	$112,000	$0	$(39,647)	$108,451

The following is a summary of the proceeds from sale of marketable securities and the gains or losses reclassified from Other Comprehensive Income (OCI) as of June 30, 2010 and 2009:

	June 30, 2010
	Proceeds	Gross	Gross	Gain or (Loss)
	From	Realized	Realized	Reclassified
Description	Sales	Gains	(Losses)	From O.C.I
Equity securities	$10,954	$3,454	$0	$0
Total	$10,954	$3,454	$0	$0

	June 30, 2009
	Proceeds	Gross	Gross	Gain or (Loss)
	From	Realized	Realized	Reclassified
Description	Sales	Gains	(Losses)	From O.C.I.
Equity securities	$2,350	$2,450	$(100)	$0
Total	$2,350	$2,450	$(100)	$0

The Company classifies securities that have a readily determinable fair value and are not bought and not held principally for the purpose of selling them in the near term as securities available-for-sale, pursuant to FASB ASC 320-10, Investments-Debt & Equity Securities.  Under FASB ASC 320-10, unrealized holding gains and losses for available-for-sale securities shall be excluded from earnings and reported in other comprehensive income until realized.

NOTE 5.                      PROPERTY AND EQUIPMENT

	6/30/10	12/31/09
Computers	$10,876	$10,876
Furniture & Fixtures	3,472	3,472
Software	449	449
Accumulated Depreciation	(6,198)	(4,831)

Property and Equipment, net	$8,599	$9,966

Depreciation expense was $4,236 for the six months ending June 30, 2010 and $1,861 for the six months period ending June 30, 2009.

NOTE 6.                      STOCKHOLDERS’ EQUITY

Common Stock

On December 19, 2007, the Company effected a 110 for 1 forward split. All references in these financial statements and notes to the financial statements to number of shares and weighted average number of shares outstanding prior to this stock split have been adjusted on a retroactive basis.

On December 2, 2002, the Company issued 10,930,000 shares (adjusted for stock split and cancelation of shares) of 0.001 par value stock to each of its original two shareholders.  On April 15, 2004, the two original shareholders broke out their stock certificates. The original shares were cancelled and the founding two shareholders each retained 42% ownership and an additional 32 shareholders were transferred shares, representing a total of 16% of the original shares outstanding.Game Plan Holdings, Canada sold the following stock in 2007:

	Price/Share	# of shares
on January 23, 2007	0.0001	8,000,000
on January 26, 2007	0.001	1,200,000
on January 29, 2007	0.002	500,000
on February 02, 2007	0.2	150,000
on February 06, 2007	0.25	50,000
on February 06, 2007	0.3	50,000
on February 09, 2007	0.3	140,000
on February 09, 2007	0.3	70,000
on February 12, 2007	0.3	35,000
on March 15, 2007	0.3	150,000
on March 29, 2007	0.35	20,000
on April 15, 2007	0.35	30,000
on April 20, 2007	0.35	60,000
on April 22, 2007	0.35	25,000
on May 20, 2007	0.35	265,000
on June 15, 2007	0.35	50,000
on July 1, 2007	0.35	150,000
on November 1, 2007	0.4	75,000
on December 15, 2007	0.3	50,000
		11,070,000

These 11,070,000 shares have a 0.001 par value and the Company received $436,173.

On December 31, 2007 pursuant to the reorganization agreement 8,450,000 shares were cancelled.

On December 31, 2007 the Game Plan Canada shares were exchanged for 11,070,000 of Game Plan USA shares of common stock held by existing shareholders of the Company, resulting in no new share issuance.  Also, certain shareholders of the Company transferred 2,148,000 shares of the Game Plan USA common stock to its President, Charles Hazzard.  On December 31, 2007, all the Game Plan Cananda shares were cancelled and all assets held by Game Plan Holdings Canada were assigned to Game Plan Holdings, Inc.

During 2008 the following stock was sold:

	Price/Share	# of shares
on February 22, 2008	$ 0.50	100,000
on March 12, 2008	$ 0.75	450,000
		550,000

These 550,000 shares have a 0.001 par value and the Company received $387,500.

The following is a summary of the balance sheets of Game Plan Holdings, US and Game Plan Holdings, Canada prior to the reorganization on December 31, 2007:

	US	Canada
Assets:
Cash	$258,769	$7,156
Securities	-	29,249
Other receivable	113	1,347
Due from Game Plan Holdings, US	-	329,970
Equipment, net	1,303	-

Total Assets	$260,185	$367,722

Liabilities:
Accounts payable	281	-
Due to Related Party	2,199	-
Margin payable	-	2,016
Due to Game Plan Holdings, Canada	329,970	-
Total Liabilities	332,450	2,016

Stockholders equity:
Common Stock	-	13,550
Paid in Capital	-	422,623
Unrealized Gain/(Loss)	-	(22,505)
Other comprehensive income/(loss)	-	2,147
Stock Subscription receivable	-	(30,000)
Accumulated deficit	(56,225)	(20,109)

Total stockholders' equity	(56,225)	365,706

Total Liabilities and Stockholders' Equity	$276,225	$367,722

NOTE 7.                      RELATED PARTY TRANSACTIONS

At June 30, 2010,  the Company owes a shareholder/director $950 for reimbursement of company expenses paid for by the shareholder/director on behalf of the Company .

At June 30, 2010, the Company had related party receivable of $1,246 for a loan to a relative of one of the shareholders.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

The Company was provided with management consulting services by three of the shareholders during six months ended June 30, 2010, and 2009 totaling $24,000 and $30,000, respectively.

NOTE 8.                      OPERATING LEASES

The Company leases a car.  The payment is $1,079 per month until December 11, 2010.  Lease expense for the six months ending June 30, 2010 and 2009 was $6,474 and $6,474, respectively.

The company has a lease for its office rent.  The payment is $2,300 per month through March 30, 2011.  Rent expense for both periods ending June 30, 2010 and 2009 respectively was $13,800 and $13,800.

The future lease obligations for the Company are:

2010	20,276
2011	18,771
$39,047

NOTE 9.                      RISK CONCENTRATION

The Company has its cash and Certificates of Deposits only in FDIC insured accounts. The FDIC insures deposit accounts up to $250,000.  The Company does not have any cash balances that are not covered by the FDIC deposit insurance.

NOTE 10. RECENT PRONOUNCEMENTS

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report includes forward-looking statements based on our current management’s expectations. There can be no assurance that actual results, outcomes or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, among others, our limited operating history, unpredictability of future program dispositions and operating results, competitive pressures and the other potential risks and uncertainties discussed in the Risk Factors section of this prospectus.

Plan of Operations

At this time, we do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.  Our plan of operations is for the Company to diversify our websites with several lines of corresponding products and services.   Our new website Totalscout.com is part of that growth of our business in our effects to offer our members of both websites new and updated services.

Off Balance Sheet Arrangements

From December 31, 2008 through the quarter ending June 30 , 2010, there were no off balance sheet arrangements.

Results of Operations for Period Ending December 31, 2008 through the quarter ending June 30 , 2010

Our revenues from December 31, 2008, through the quarter ending June 30 , 2010 were minimal.  We do not anticipate earning revenues until such time as we enter into the final development stages of our websites where we can attract advertisers via our implementation of our business plan.

We incurred operating expenses in the amount of $ 93,728 from January 1, 2010 through June 30 , 2010. These operating expenses consisted of general and administrative expenses , computer and website expenses and officer wages .  We anticipate our operating expenses will increase as we undertake our plan of operations.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

For the period ending December 31, 2008, through the year ended December 31, 2009, our operating expenses increased from $182,632 to $211,081.   Our general and administrative expenses increased due to an increase in accounting fees and our dues and subscriptions.  Our accounting fees increased due to our efforts to become a public company.  Our dues and subscriptions increased due to us contracting with STATS, Inc.  STATS, Inc. is now providing real-time sporting news and scores on Hazzsports.com, which we believe has increased traffic on the website.  Our computer and website expenses increased due to the hosting and creation of TotalScourt.com.  Our officer wages increased due to an increase in salary of Mr. Charles Hazzard, our Chief Executive Officer.  Other than the aforementioned increase in our operating expenses, there have not been any material year-to-year changes in any of the financial statements.

Liquidity and Capital Resources

As of June 30 , 2010 we had cash of $ 159,137 and working capital of $ 304,778 .

We have not attained profitable operations and are dependent upon obtaining financing to pursue activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. We do believe that our present operating capital position is sufficient to finance our operations for at least the next 12 months. We base this conclusion about our historical cash needs and while we anticipate that our cash needs may increase slightly in the next 12 months, we believe that our present operating capital will be sufficient to finance our operations. In the event we are unable to generate revenues sufficient to finance our operations then we will eventually be required to seek additional outside capital. In the event we are unable to secure such financing, our company may cease operations and eventually be forced to disband our business operations.

We anticipate that as our website development and associated marketing plans increase, our development expenditures will be approximately $25,000 per calendar quarter. We further anticipate that the increased audit and legal expenses arising from our becoming a public company will be an additional $25,000 for calendar year 2010 and that a similar amount of increased public company expenditures will be incurred for calendar year 2011.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.  However, we received correspondence, dated August 31, 2009, from the SEC, where we were notified that our previous auditors, Moore & Associates, Chartered, were no longer registered with the Public Company Accounting Oversight Board (“PCAOB”) due to violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 there under, and noncooperation with a Board investigation.   Thus, Amendment No. 2 was filed to replace the old financial statements previously filed in the Registration Statement with new financial statements, notes to such financial statements and any text which relied upon such information.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of December 31, 2009 are as follows:

Name	Age	Position(s) and Office(s) Held
Charles Hazzard	34	President & CEO, Director
Christina Mabanta -Hazzard	25	Secretary & CFO, Director
Ronald Smith	59	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors:

Charles Hazzard

Mr. Hazzard is the President and Chief Executive Officer of the Company.  Mr. Hazzard earned his Bachelor of Science degree from the University of Florida in 1999. He received a baseball athletic scholarship to the University of Florida where he played baseball for four years. After college, Mr. Hazzard signed a minor league contract with the Tampa Yankees. After playing for the Tampa Yankees, he entered the private sector and accepted a position as a database administrator for MetaSolv Software, a telecommunications software company.  At Metasolv,  Mr. Hazzard developed internal software upgrading error and data management processes and was also involved in the customer support and data base management processes.    In 2003, he accepted a position as an assistant baseball coach at the University of Nevada, Las Vegas.  While a coach, the team won the Mountain West Conference Title and went to the NCAA Regional.  In 2005, Mr. Hazzard left UNLV to accept a similar position at Pepperdine University.  In his two years at Pepperdine, he helped the Waves to win a West Coast Conference Title and two berths into the NCAA Regional.  In 2006, while at Pepperdine University, Mr. Hazzard was accepted into the Masters program where he studied Educational Technology.  Mr. Hazzard graduated with a Masters of Arts in Educational Technology in 2007.  Mr. Hazzard married Ms. Mabanta -Hazzard in June of 2009.

Christina Mabanta -Hazzard

Ms. Mabanta -Hazzard is the Secretary and Chief Financial Officer of the Company.  Ms. Mabanta -Hazzard received a Bachelor of Science degree in Hotel Management and a Minor in Business Administration from the University of Nevada, Las Vegas. While attending UNLV, Ms. Mabanta -Hazzard played college golf on scholarship for all four years. After college, Ms. Mabanta -Hazzard used her degree and worked for Harrah’s Entertainment in the Leisure Sales Department. At Harrah’s Ms. Mabanta was involved in sales coordination for large group projects. During college, she also worked for Wynn Las Vegas Golf Club and Southern Highlands Golf Club. As a competitive golfer, she won the 2002 British Columbia Amateur Championship. She was a member of the B.C. Junior Provincial Team for five years and was a member of the Canadian Junior World Cup Team where she traveled to play at St. Andrew’s Golf Course in Scotland. Ms. Mabanta -Hazzard was awarded UNLV’s All-Scholar Academic Athletic Award.  Ms. Mabanta -Hazzard married Mr. Hazzard in June of 2009.

Ronald Smith

Mr. Smith graduated first in his accounting class with a Bachelors of Science degree from Utah State University in 1972.  He then passed the CPA exam on his first sitting.  Mr. Smith then received his MBA from the University of Nevada, Las Vegas in 1978.  Mr. Smith is a member of AICPA, a charter and founding member of AICPA Tax Division, a member of Nevada Society of CPA’s and has twice served as Chairman of the NSCPA’s Taxation Committee. He has served as Chairman of the NSCPA’s Lawyers Relations Committee and as a member of National State Boards of Accountancy.  He has served three terms on the Nevada State Board of Accountancy and drafted legislation that was enacted that drastically changed Nevada CPA rules.  In addition, he earned designation as a Certified Valuation Analyst, CVA.  Mr. Smith has worked as a staff accountant for the international CPA Firm of Laventhal & Horwath.  From 1978-1998 he was the founding member of the Las Vegas CPA firm of Bradshaw, Smith & Co. where the firm grew to fifty-five employees and six million dollars in revenue.   Mr. Smith has served as a director of in excess of 40 corporations.   Currently, Mr. Smith is a director of GreyHawk, Inc. and BB&T Service Corporation, both are wholly-owned subsidiaries of BB&T Corporation (NYSE:  BBT).  During the last five years, he was a director of Gotham Real Estate, Inc. and Bulova Watch, both are subsidiaries of Lowes Companies, Inc. (NYSE:  L) and DST Systems, Inc. (NYSE:  DST).  In addition , he is the owner of a Las Vegas CPA proprietorship.

Directors

Our bylaws authorize no less than one director.  We currently have three Directors, Mr. Charles Hazzard, Ms. Christina Mabanta -Hazzard and Mr. Ronald Smith.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Mr. Charles Hazzard is our only employee and he is employed with the Company as the Chief Executive Officer.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountants to perform accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

3.	Written agreements with consultants and arms-length third parties to perform certain tasks at their respective normal and customary rates.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company presently not does have an employment agreement with Mr. Charles Hazzard and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Mr. Charles Hazzard holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last completed fiscal year for all services rendered to us.

December 31, 2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Hazzard, CEO & President	2009	$60,000	$0	$0	$ 0	$ 0	$0	$0	$ 60 ,000
Christina Mabanta -Hazzard, CFO & Secretary	2009	$0	$0	$0	$ 0	$ 0	$0	$0	$ 0

December 31, 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Hazzard, CEO & President	2008	$60,000	$0	$0	$150,000	$ 0	$0	$0	$210,000
Christina Mabanta-Hazzard, CFO & Secretary	2008	$0	$0	$0	$150,000	$ 0	$0	$0	$150,000

Outstanding Equity Awards At Fiscal Year- End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end our fiscal year ended 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Charles Hazzard	300,000	0	0	$150,000	N/A	300,000	0	0	0
Christina Mabanta -Hazzard	300,000	0	0	$150,000	N/A	300,000	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for the fiscal years ended 2008 and 2009.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Hazzard	$0	$0	$ 0	$0	$0	$0	$ 0
Christina Mabanta -Hazzard	$0	$0	$ 0	$0	$0	$0	$ 0
Ronald Smith	$0	$0	$ 0	$0	$0	$0	$ 0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2009, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock, and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 14,100,000 shares of common stock issued and outstanding on December 31, 2009.

Name and Address of Owner	Title of Class	Number of Shares Owned	Percentage of Class
Charles Hazzard	Common Stock	2, 000 ,000	15%
Christina Mabanta -Hazzard	Common Stock	8,000,000	56%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  The persons named above were married as of June 2009.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our bylaws, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has had, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

AVAILABLE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this Prospectus.  This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits.  Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company.  We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the Company.  You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street NE, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.   The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our Registration Statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee	$114.
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting Fees and Expenses	$2,000
Legal Fees and Expenses	$5,000

Total	$7,114

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the selling shareholders offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.	Indemnification of Directors and Officers.
Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.	Recent Sales of Unregistered Securities.

On March 25, 1999, the Company was incorporated. On December 2, 2002, the Company issued 200,000 shares of common stock to Lawrence Horwitz and Eric Schmidt, the two “Initial Founders” of the Company. Each of the two Initial Founders received 100,000 shares each in consideration of their initial capital.   The Company developed a business plan around a concept entitled www.close2here.com.  This concept failed to get off the ground and the business plan was shut down in 2005. This offering was exempt from registration under Rule 504 of the Securities Act of 1933 as it involved the sale of founders shares,  with a value of substantially less than $1 million.

On December 19, 2007, the Company increased its number of authorized common stock to 100,000,000 shares of common stock, $.001 par value.  The Company also authorized and implemented a one hundred and ten for one } forward split of its common stock.

On December 31, 2007, the Company and its shareholders entered into a Reorganization Agreement with Game Plan Holdings, a Canadian corporation (“Game Plan Canada”) and its shareholders (the “Game Plan Canada Shareholders”).  Pursuant to the Reorganization Agreement, the final distribution was 8,000,000 shares of common stock in the name of Christina Mabanta -Hazzard , 2,000,000 shares of common stock in the name of Charles Hazzard, 332,000 shares in the names of the various Shareholders of the Company and 3,070,000 shares in the names of the Game Plan Canada Shareholders.

During 2008 the Company raised $387,500 from four accredited investors, all domiciled in the United States. This offering was exempt from registration under Rule 506 of the Securities Act of 1933 as it was exclusively to accredited investors.  In addition, Game Plan Canada raised $121,462 in 2007 exclusively from investors domiciled in Canada.   This raise was exempt from the registration under Regulation S of the Securities Act of 1933, as it involved an issuer formed under the laws of Canada, an issuer operating exclusively in the country of Canada and making offers and sales exclusively to individuals residing in Canada. This offering would also comply with Rule 504 of the Securities Act of 1933 as it was for less than $1 million and involved less than 35 nonaccredited investors.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Horwitz & Cron, L.P. with consent to use *
23.1	Consent of Accountant
_____________
* Previously filed

Item 17.	Undertakings.

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a)	If the Company is relying on Rule 430B:

i.
Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the filed prospectus was deemed part of and included in the Registration Statement; and

ii.
Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of providing the information required  by Section 10(a) of the Securities Act shall be deemed to be part of and included in the  Registration Statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness or the date of the first contract of sale of securities in the  offering  described in the  prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any  person that is at that date an underwriter, such  date  shall  be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;  provided, however, that no statement made in a registration  statement or prospectus that is part of the registration statement or made in a document incorporated or deemed  incorporated by reference into the registration statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of contract of sale prior to such  effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration the statement or made in any such document immediately prior to such effective date; or

b)	If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than  prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the  registration statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a registration  statement  or  prospectus  that is part of the  Registration Statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the Registration Statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  Registration Statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on August 25 , 2010.

GAME PLAN HOLDINGS, INC.

By:	/s/ Charles Hazzard
Name:	Charles Hazzard
Title:	President, CEO and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/ s/ Christina Mabanta-Hazzard	CFO, Principal Financial Officer , Principal Accounting Officer & Director	August 25 , 2010